                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:

/ / Preliminary Proxy Statement


/X/ Definitive Proxy Statement


/ / Definitive Additional Materials


/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12



                                   HPSC, Inc.


                (Name of Registrant as Specified In Its Charter)



                                   HPSC, Inc.


                   (Name of Person(s) Filing Proxy Statement)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):


/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).


/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



   1) Title of each class of securities to which transaction applies:



   2) Aggregate number of securities to which transaction applies:



   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act


      Rule 0-11:



   4) Proposed maximum aggregate value of transaction:



   Set forth the amount on which the filing fee is calculated and state how it was determined.



/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



   1) Amount Previously Paid:  $125



   2) Form, Schedule or Registration Statement No.:  Preliminary Proxy Statement



   3) Filing Party:  Registrant



   4) Date Filed:  March 10, 1995


--------------------------------------------------------------------------------

                                   HPSC, INC.
                                60 STATE STREET
                             BOSTON, MA 02109-1803

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 1995

     The Annual Meeting of Stockholders of HPSC, Inc., a Delaware corporation (the "Company" or "HPSC"), will be held on May 11, 1995, at nine o'clock in the morning, Eastern Daylight Time, in the Martin Luther King, Jr. Room, The Omni Parker House, 60 School Street, Boston, Massachusetts, for the following purposes:

          1. To determine the number of directors and elect a Board of Directors for the ensuing year.

          2. To amend the Company's Restated Certificate of Incorporation to provide for a classified Board of Directors.

          3. To amend the Company's Restated Certificate of Incorporation to prohibit stockholder action by written consent in lieu of meeting.

          4.  To approve the 1995 Stock Incentive Plan.


          5. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants for the Company for the year ending December 31, 1995.


          6. To consider and act upon such other business and matters or proposals as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 21, 1995 as the record date for determining the stockholders having the right to receive notice of and to vote at this meeting or any adjournments thereof.
                                            By Order of the Board of Directors

                                            DENNIS W. TOWNLEY
                                            Secretary

Boston, Massachusetts
March 28, 1995

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND YOU WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                   HPSC, INC.
                                60 STATE STREET
                             BOSTON, MA 02109-1803

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 1995

     This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of HPSC, Inc., a Delaware corporation (the "Company" or "HPSC"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice, on Thursday, May 11, 1995 at nine o'clock in the morning, Eastern Daylight Time, in the Martin Luther King, Jr. Room, The Omni Parker House, 60 School Street, Boston, Massachusetts and at any adjournment thereof (the "Annual Meeting").

     If a stockholder specifies in the proxy how it is to be voted, it will be voted in accordance with such specification. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time before the exercise of the powers conferred thereby, by notice in writing to the Secretary of the Company. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the proxy unless such stockholder affirmatively indicates at the Annual Meeting his intention to vote the shares covered thereby in person.


     It is expected that copies of the notice of meeting, this proxy statement and related form of proxy will be mailed on or about March 28, 1995 to the holders of record of shares of Common Stock of the Company at the close of business on March 21, 1995. HPSC's Annual Report to Stockholders for the fiscal year ended December 31, 1994 accompanies this proxy statement.


                PROPOSAL ONE -- NUMBER AND ELECTION OF DIRECTORS

     It is the intention of the persons named as proxies in the accompanying form of proxy to fix the number of directors for the ensuing year at EIGHT and to vote FOR the election as directors (unless authority to vote is specifically withheld) of the persons listed below under "Nominees for Directorships" to serve until the next Annual Meeting of Stockholders and until their successors are chosen and qualified.

     If the stockholders approve the proposed amendment to the Company's Restated Certificate of Incorporation regarding classification of the Board of Directors (the "Board"), the Company's Restated Certificate of Incorporation will provide for three classes of directors. See "Proposals Two and Three -- Amendments to the Restated Certificate of Incorporation of the Company -- Classification Proposal." In such event and if the nominees are elected, Drs. Calisti and McDougal will be elected for an initial term expiring at the 1996 Annual Meeting of Stockholders; Messrs. Biernat, Cooley and Doherty will be elected for an initial term expiring at the 1997 Annual Meeting of Stockholders; and Messrs. Birchfield and Everets and Ms. Cole will be elected for an initial term expiring at the 1998 Annual Meeting of Stockholders (in all cases until their respective successors are duly elected and qualified or until their death, resignation, or removal). If the proposal regarding classification of the Board is not so approved, all of those so elected will serve as directors of the Company until the next Annual Meeting of Stockholders following their election and until their successors are duly elected and qualified or until their death, resignation or removal.


     If any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as proxies have discretionary authority either to vote for a substitute or to fix the number of directors at less than eight. The Board of Directors has no reason to believe that any of such persons will be unwilling or unable to serve if elected. The vote required for the election of directors is the affirmative vote of a plurality of the shares present or represented at the Annual Meeting and entitled to vote thereon. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of the nominees listed herein. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW.


NOMINEES FOR DIRECTORSHIPS

                                                                               DIRECTOR
                                 NAME                                AGE        SINCE
        -------------------------------------------------------      ----      --------
        Joseph A. Biernat(1)...................................       67         1993
        J. Kermit Birchfield(2)................................       55         1993
        Louis J. P. Calisti....................................       69         1988
        Dollie A. Cole(1)(2)...................................       64         1991
        Samuel P. Cooley(1)(2).................................       63         1993
        Raymond R. Doherty.....................................       49         1991
        John W. Everets........................................       48         1983
        Thomas M. McDougal(1)..................................       55         1991

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

EXECUTIVE OFFICERS

     Executive officers are elected by the Board of Directors to hold office until their successors are elected and qualified. The names, ages, and positions of the executive officers of HPSC are listed below.

                                                        POSITIONS AND
              NAME                   AGE                OFFICES HELD
---------------------------------    ----    -----------------------------------
John W. Everets..................     48     Chairman of the Board and Chief
                                               Executive Officer
Raymond R. Doherty...............     49     President and Chief Operating
                                             Officer
Rene Lefebvre....................     48     Vice President of Finance, Chief
                                               Financial Officer, Treasurer and
                                               Assistant Secretary

PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

     Information regarding each nominee for director and each executive officer of HPSC is presented below.

     Joseph A. Biernat became a director of HPSC in December 1993. Since his retirement in 1987, Mr. Biernat has served as a consultant for several investment management firms. From 1965 until 1987, he was employed with United Technologies Corporation, most recently as Senior Vice President -- Treasurer, and prior thereto as President, Treasurer and Chief Financial Officer of Philco-Ford Finance Corporation. He is also a director of The Hartford Insurance Company Mutual Funds and previously has been a director of several financial and civic organizations.

     J. Kermit Birchfield became a director of HPSC in December 1993. He currently serves as a consultant for various businesses. From 1990 until 1994, Mr. Birchfield served as Senior Vice President, Secretary, and General Counsel with M/A-COM, Inc., a publicly-held manufacturer of semiconductors and communications equipment based in Wakefield, Massachusetts. Before joining M/A-COM, he was Senior Vice President for Legal and Governmental Affairs and General Counsel for the Georgia Pacific Corporation. Mr. Birchfield is also a Managing Director of Century Partners, Incorporated, a privately-held investment and operating company, of Darien, Connecticut. He is also a director of Intermountain Industries Inc. and its wholly-owned subsidiary, Intermountain Gas Company, a public utility.

     Louis J. P. Calisti, D.D.S., M.P.H., has been a director of HPSC since 1988. For a brief period during 1991, Dr. Calisti served as Chairman and Chief Executive Officer of the Company, and he presently serves as Senior Vice President. From 1984 until May 1991 he was Head of Development and Assistant Director of the Forsyth Dental Center, one of the world's leading dental research centers. Dr. Calisti is also a consultant to underdeveloped countries in establishing national dental care delivery systems, and a lecturer in Dental Care Administration at Harvard University. Dr. Calisti served for eight years as the Dean of Tufts University School of Dental Medicine and for two years as President of the University of Southern Maine.

     Dollie A. Cole, a director of HPSC since 1991, has been involved for many years in the leadership of several business, charitable and civic organizations. She serves as Chairman of the Dollie Cole Corporation, a venture capital and industrial consulting firm. For seven years Ms. Cole was an owner and board member of Checker Motors and Checker Taxi until selling her interest in 1988. Ms. Cole was also Senior Editor of Curtis Publishing until 1977, and was director of Public Relations for Magnetic Video and Twentieth Century Fox Video until 1985. She serves as a consultant to the Solar and Electric 500 Company based in Phoenix, Arizona, and to Separation Dynamics, an international company involved in the energy and manufacturing industries. In addition to these business activities, Ms. Cole serves on the boards of Project Hope -- the World Health Organization, the National Captioning Institute for the Hearing Impaired, the Smithsonian Institution and on the National Academy of Science -- President's Circle Board.

     Samuel P. Cooley became a director of HPSC in December 1993. From 1955 until his retirement at the end of 1993, Mr. Cooley was employed with Shawmut Bank Connecticut, N.A., and its predecessors and affiliates, including Hartford National Bank and Connecticut National Bank. His most recent position was Executive Vice President and Senior Credit Approval Officer. Mr. Cooley is also a director of Lydall, Inc. and the Connecticut Health and Education Facilities Authority and serves as a director or trustee of numerous nonprofit organizations in Connecticut.


     John W. Everets has been Chairman of the Board and Chief Executive Officer of HPSC since July 1993 and has been a director of HPSC since 1983. He was Chairman of the Board and Chief Executive Officer of T.O. Richardson Co., Inc., a financial services company, from January 1990 until July 1993. Previously he was Executive Vice President of Advest, Inc., an investment banking firm, from 1977 to January 1990. Mr. Everets also served as Chairman of the Board of Billings and Co., Inc., a real estate investment banking firm, and Chairman of Advest Credit Corp., both subsidiaries of Advest Group, Inc. Mr. Everets formerly was Vice Chairman of the Connecticut Development Authority and Chairman of the Loan Committee of the Connecticut Development Authority. Mr. Everets is also a director of Dairy Mart Convenience Stores, Inc., Crown/Northcorp, and the Eastern Company.


     Raymond R. Doherty has been President of HPSC since December 1989 and Chief Operating Officer of HPSC since August 1993. He was Treasurer of HPSC from December 1988 until May 1994. He was elected a director of HPSC in June 1991. Mr. Doherty previously served as Chairman and Chief Executive Officer of HPSC from October 1992 until July 1993, Chief Operating Officer of HPSC from December 1989 to October 1992, and Chief Financial Officer of HPSC from December 1988 to October 1992. He was Assistant

Treasurer of HPSC from June 1986 to December 1988. He was Vice President and Chief Operating Officer of Healthco International, Inc. from October 1992 until August 1993. He was the Senior Vice President of Finance and Operational Controls of Healthco International, Inc. from January 1986 to October 1992.

     Thomas M. McDougal, D.D.S. was elected a director of HPSC in 1991. He has been a practicing dentist for approximately 29 years. He is active in national, state and local dental organizations and has lectured extensively throughout the United States. He is a past President of the Dallas County Dental Society and is past Chairman of its Continuing Education Committee and its Banking, Nominating and Patient Relations Committee.


     Rene Lefebvre has been Chief Financial Officer, Vice President of Finance and Treasurer of HPSC since May 1994. From June 1993 until May 1994, he was Chief Financial Officer of NETTS, Inc., a vocational training institution. He was an independent financial services consultant from February 1992 through May 1993. He served as interim Chief Financial Officer of the Business Funding Group from June through November of 1991. From September 1982 until March 1991, Mr. Lefebvre was Chief Financial Officer of Eaton Financial Corporation.


COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee.


     The current members of the Audit Committee are Dollie A. Cole, Samuel P. Cooley, Thomas M. McDougal, and Joseph A. Biernat. The functions of the Audit Committee are to review the Company's external and internal auditing procedures, to evaluate the Company's objectives and performance and to study and make recommendations periodically to the Board on these and such other matters as the committee deems to be in the best interests of the Company. The committee reviews with the Company's independent auditors the scope and results of their audit for the year and any problems encountered. The committee also reviews with the Company's management the plan, scope and results of the Company's operations and discusses any recommendations or matters considered to be of significance. During fiscal year 1994, the Audit Committee held one meeting.



     The current members of the Compensation Committee are Dollie A. Cole, J. Kermit Birchfield, and Samuel P. Cooley. The functions of the Compensation Committee are to be available for consultation with the Chairman of the Board, to review the salaries and other forms of compensation of officers and to make recommendations to the Board of Directors with respect to the granting of stock options and restricted stock to officers, key employees and consultants and with respect to stock option and restricted stock matters generally. During fiscal year 1994, the Compensation Committee held two meetings.



     During fiscal year 1994, the Board of Directors held six meetings. Each nominee for reelection as a director attended at least 75% of the meetings of the Board of Directors held during the time he or she was a director and the meetings of all committees of the Board on which he or she served.


                               VOTING SECURITIES


     Each share of common stock, $0.01 par value, (the "Common Stock") is entitled to one vote on each of the matters listed in the Notice of the Annual Meeting. The holders of record of shares of Common Stock of the Company at the close of business on March 21, 1995 may vote at the Annual Meeting. At that date, there were outstanding 4,349,530 shares of Common Stock, excluding 1,225,182 shares of Common Stock purchased by the Company in December 1994 (as further described in "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below).

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information, as of the record date, with respect to the beneficial ownership of the Company's Common Stock by those persons known by the Company to own beneficially more than five percent (5%) of the Company's outstanding shares of Common Stock as of the record date and by each of the Company's directors and its executive officers individually, and by all of the Company's directors and executive officers as a group. The information in the table and in the related notes has been furnished by or on behalf of the indicated owners. Unless otherwise noted, HPSC believes the persons referred to in this table have sole voting and investment power with respect to the shares listed in this table. The percentage owned is calculated with respect to each person by treating shares issuable to such person within 60 days of the record date as outstanding, in accordance with rules of the Securities and Exchange Commission ("SEC").



                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL
                                                               OWNERSHIP OF HPSC        % OF
         NAME (AND ADDRESS OF OWNER OF MORE THAN 5%)           COMMON STOCK(1)(2)       CLASS
-------------------------------------------------------------  ------------------       -----
Dimensional Fund Advisors, Inc...............................        351,400(3)          8.08%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401
Fidelity Management and Research Corporation.................        229,500(4)          5.28%
     82 Devonshire Street
     Boston, MA 02109-3605
Tweedy, Browne Company, L.P. ................................        482,905(5)         11.10%
     52 Vanderbilt Avenue
     New York, NY 10017
John W. Everets and Raymond R. Doherty.......................        300,000(6)          6.90%
  as Trustees of the HPSC, Inc.
  Employee Stock Ownership Plan
     60 State Street, 35th Floor
     Boston, MA 02109-1803
John W. Everets and Raymond R. Doherty.......................        350,000(7)          8.05%
  as Trustees of the HPSC, Inc.
  Supplemental Employee Stock
  Ownership Plan and Trust
     60 State Street, 35th Floor
     Boston, MA 02109-1803
Joseph A. Biernat............................................          4,000              *
J. Kermit Birchfield.........................................         34,667(8)           *
Louis J. P. Calisti..........................................         23,464              *
Dollie A. Cole...............................................         30,500              *
Samuel P. Cooley.............................................          5,000              *
Raymond R. Doherty...........................................        103,503(9)(10)      2.33%
John W. Everets..............................................        213,057(9)(10)(11)  4.77%
Rene Lefebvre................................................         27,000(10)          *
Thomas M. McDougal...........................................         15,000              *
All Directors and Executive Officers as a group (9
  persons)...................................................        456,191             9.87%


---------------

* Percent of class less than 1%.


(Notes continued on following page.)

 (1) Includes shares of the Company's Common Stock which the named security holder has the right to acquire within 60 days of the record date through the exercise of options granted by the Company to the named individuals or group as follows: Messrs. Biernat, Birchfield and Cooley, 4,000 shares each; Dr. Calisti, 20,000 shares; Ms. Cole and Dr. McDougal, 15,000 shares each; Mr. Everets, 115,000 shares; Mr. Doherty, 84,000 shares; Mr. Lefebvre, 12,000 shares; and such group, 273,000 shares.

 (2) Includes allocated shares under the HPSC, Inc. Employee Stock Ownership Plan (the "ESOP") of 2,257 for Mr. Everets, 4,253 for Mr. Doherty and 9,974 for all executive officers and directors as a group. Fiscal 1994 allocations were for services performed during fiscal 1993. Mr. Everets' employment with the Company commenced in July 1993.


 (3) Dimensional Fund Advisors, Inc. ("Dimensional") has filed an Amendment No. 4 to Schedule 13G with the SEC reporting that it is a registered investment adviser and is deemed to have beneficial ownership of 351,400 shares of HPSC Common Stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.



 (4) Fidelity Management and Research Corporation ("FMRC") filed a Form 13F-E with the SEC for the year ended December 30, 1994 reporting that it has investment discretion with respect to 229,500 shares of Common Stock of the Company. FMRC reports that it has no voting authority with respect to such shares.


 (5) Tweedy, Browne Company L.P. ("TBC") filed a Form 13F with the Securities and Exchange Commission for the calendar year ended December 31, 1994 reporting that it has investment discretion with respect to 482,905 shares of Common Stock of the Company. TBC has sole investment discretion with respect to 446,825 of such shares and shared investment discretion with respect to 36,080 of such shares. TBC has sole voting authority with respect to 36,080 of such shares.


 (6) 28,280 of these shares have been allocated to the accounts of ESOP participants and 271,720 shares are unallocated. Messrs. Doherty and Everets disclaim beneficial ownership of all such shares, other than the shares allocated to their respective ESOP accounts listed in Note (2) above.


 (7) None of the 350,000 shares have been allocated to the accounts of participants in the HPSC, Inc. Supplemental Employee Stock Ownership Plan and Trust (the "SESOP"). Messrs. Doherty and Everets disclaim beneficial ownership of all such shares.

 (8) Includes 3,000 shares held by Mr. Birchfield's spouse. Mr. Birchfield disclaims beneficial ownership of such shares.


 (9) Excludes the 300,000 shares held in the ESOP for the benefit of the employee participants (other than the shares allocated to the respective ESOP accounts of Messrs. Doherty and Everets listed in Note (2) above) and the 350,000 shares held in the SESOP for the benefit of the employee participants. Although Messrs. Doherty and Everets are the trustees of both the ESOP and SESOP and accordingly share voting power with respect to all unallocated shares and share dispositive power with respect to all shares in the ESOP and the SESOP, they disclaim beneficial ownership of all such shares, other than the shares allocated to their respective ESOP accounts listed in Note (2) above.



(10) Includes 26,133 shares, 10,000 shares and 10,000 shares, respectively, for Messrs. Everets, Doherty and Lefebvre, purchased under the Stock Loan Program described in "EXECUTIVE COMPENSATION -- Stock Loan Program." All such shares are pledged to the Company pursuant to such Program.



(11) Includes 100 shares held by Mr. Everets' son, A. Hale W. Everets. Mr. Everets disclaims beneficial ownership of such shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows all compensation paid to the Chief Executive Officer and the other current executive officers for services rendered in all capacities during the past three years. HPSC has three current executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                 ANNUAL COMPENSATION          --------------------
                                            ------------------------------                   ALL
                                                                    OTHER                   OTHER
                                                                   ANNUAL     SECURITIES   COMPEN-
                                                                   COMPEN-    UNDERLYING   SATION
     NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS      SATION      OPTIONS       (1)
  ---------------------------------  ----   --------   --------    -------    ----------   -------
  John W. Everets (2)..............  1994   $210,000   $125,000    $96,636(3)    -0-       $15,904
       Chief Executive Officer and   1993    110,719     -0-        11,054(4)   175,000     1,135
       Chairman of the Board
  Raymond R. Doherty (5)...........  1994    190,000     75,000      -0-         -0-       22,885
       President, Chief Operating    1993    112,856     -0-         5,095(6)    90,000     2,404
       Officer and Director          1992     51,770     60,000      -0-         35,000     -0-
  Rene Lefebvre (7)................  1994     78,731     15,000      -0-         30,000     1,790
       Chief Financial Officer,
       Vice President of Finance
       and Treasurer

---------------


(1) Includes term life insurance premiums paid by the Company and Company contributions to the individual's 401(k) retirement plan account, respectively, in the following amounts for the fiscal year ended December 31, 1994: Mr. Everets, $3,240 and $4,200; Mr. Doherty, $3,240 and $3,696;
    and Mr. Lefebvre, $540 and $1,250. Also includes the value of shares of Common Stock in the Company's ESOP allocated to participants in the fiscal year ended December 31, 1994 (for services rendered during the previous fiscal year) in the following amounts: Mr. Everets, $8,464; Mr. Doherty, $15,949; and Mr. Lefebvre, $0. The value of the allocated ESOP shares was calculated by using the year-end closing price of $3.75 per share for fiscal 1994. The Company has not allocated shares of Common Stock to participants in its ESOP for services rendered during the fiscal year ended December 31, 1994 as of the date of this Proxy Statement.


(2) Mr. Everets' employment with the Company commenced in July 1993. His compensation is governed by an employment agreement dated July 19, 1993.

(3) Includes relocation and temporary living expenses of $81,806 paid in fiscal 1994 in connection with Mr. Everets' relocation to the Boston area.

(4) Includes relocation and temporary living expenses of $9,794 paid in fiscal 1993 in connection with Mr. Everets' relocation to the Boston area.

(5) Mr. Doherty's compensation is governed by an employment agreement dated August 2, 1993.

(6) Includes $3,835 paid by the Company for an automobile for Mr. Doherty.

(7) Mr. Lefebvre's employment with the Company commenced in May 1994. His compensation is governed by an employment agreement dated April 6, 1994.

STOCK LOAN PROGRAM


     On January 5, 1995 the Compensation Committee approved a Stock Loan Program whereby executive officers and other senior personnel of the Company earning more than $80,000 per year may borrow from the Company an amount equal to the cost of purchasing two shares of Common Stock, solely for the purpose of acquiring such stock, for each share of Common Stock purchased by the employee from sources other than Company funds. Such borrowings may not exceed $200,000 in any fiscal quarter of the Company, $200,000 per employee or $400,000 during the term of the loan program for all employees. All shares purchased with such loans are pledged to the Company as collateral for repayment of the loans. The loans are recourse, bear interest at a variable rate which is one-half of one percent above the Company's cost of funds, payable monthly in arrears, and are payable as to principal no later than five (5) years after the date of the loan. As of the date of this proxy statement, the Company has loans outstanding to executive officers in the following amounts secured by the number of shares listed: Mr. Everets, $98,000, secured by 26,133 shares; Mr. Doherty, $37,500, secured by 10,000 shares; and Mr. Lefebvre, $37,500, secured by 10,000 shares.


STOCK OPTIONS


     If the proposal to approve the 1995 Stock Incentive Plan is approved by stockholders at the Annual Meeting, (1) the 1995 Stock Incentive Plan will supersede the Company's two current stock option plans (the 1986 Stock Option Plan (the "1986 Plan") and the 1994 Stock Option Plan (the "1994 Plan")); (2) the 1986 and the 1994 Plans and the Company's stock purchase plan will be cancelled; and (3) the 226,855 shares of Common Stock reserved under the 1986 and the 1994 Plans and the stock purchase plan will no longer be available for option grants or purchases thereunder. SEE "PROPOSAL FOUR -- APPROVAL OF 1995 STOCK INCENTIVE PLAN." An aggregate of 700,000 shares of the Company's Common Stock have been reserved for issuance under the 1986 Plan and the 1994 Plan and, as of March 21, 1995, an aggregate of 155,000 shares of Common Stock remained available for issuance under such plans. Both plans provide that the option price, the option term and the terms and conditions upon which the options may be exercised, including the dates on which they may be exercised, will be determined by the Company's Board of Directors at the time the options are granted. Officers and directors of the Company and any subsidiary companies are eligible to participate under the 1986 Plan. Key employees, including executive officers, as well as directors, are eligible to participate under the 1994 Plan.


OPTION GRANT TABLE

     The following table shows the stock options granted to the Company's executive officers during fiscal 1994 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the executive officers may eventually realize in future dollars under two hypothetical situations: if the price of HPSC Common Stock gains 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation of the Company's Common Stock. The options described in this table have exercise prices equal to the fair market value of a share of Common Stock on the date they were granted.

                           OPTION GRANTS IN LAST YEAR

                                                                                       POTENTIAL
                                             INDIVIDUAL GRANTS                        REALIZABLE
                             -------------------------------------------------     VALUE AT ASSUMED
                                           % OF TOTAL                               ANNUAL RATES OF
                              NUMBER OF      OPTIONS     EXERCISE                     STOCK PRICE
                             SECURITIES    GRANTED TO     OR BASE                  APPRECIATION FOR
                             UNDERLYING     EMPLOYEES      PRICE                      OPTION TERM
                               OPTIONS      IN FISCAL    PER SHARE   EXPIRATION   -------------------
           NAME                GRANTED        YEAR        ($/SH.)      DATE         5%          10%
---------------------------  -----------   -----------   ---------   ---------    -------     -------
Rene Lefebvre..............    30,000(1)        15%       $3.5625    03/23/99     $29,528     $65,248

---------------


(1) Options are exercisable over a five-year period with 20% exercisable immediately and an additional 20% exercisable on each of the first through fourth anniversaries of the date of the grant. Options become exercisable in their entirety upon the occurrence of a change of control of the Company. Options terminate shortly after the individual ceases to be an employee of the Company for any reason, and expire on the fifth anniversary of their date of grant.


AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table provides information regarding the exercise of stock options by the Company's executive officers during fiscal 1994 and the value of unexercised "in-the-money" options at year-end. The columns showing the number of options exercised during fiscal 1994 and the value realized thereby have been omitted because none of the executive officers exercised any options during fiscal 1994.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                            NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                               OPTIONS AT 1994          IN-THE-MONEY OPTIONS
                                               FISCAL YEAR-END        AT 1994 FISCAL YEAR-END
                   NAME                     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
------------------------------------------  ---------------------   ----------------------------
John W. Everets...........................      115,000/60,000            $176,250/$61,250
Raymond R. Doherty........................       84,000/66,000              64,500/ 66,750
Rene Lefebvre.............................       12,000/18,000               2,250/  3,375

---------------

(1) An "in-the-money" option is an option for which the option price of the underlying stock is less than the December 30, 1994 market price; the value shown reflects stock price appreciation since the date of grant of the option.

EMPLOYMENT AGREEMENTS

  John W. Everets and Raymond R. Doherty


     In 1993, the Company entered into an employment agreement with each of John
W. Everets and Raymond R. Doherty. The Company agreed to pay a base annual salary of $210,000 to Mr. Everets and $190,000 to Mr. Doherty as well as a bonus of up to 100% of base salary to each individual under an incentive plan developed by the Compensation Committee of the Board in consultation with management and approved by the full Board of Directors. The Company also granted options for 150,000 shares of Common Stock to Mr. Everets and 90,000 shares of Common Stock to Mr. Doherty, each at a price of $2.625 per share, which was the fair market value of a share of Common Stock on the date of grant. The Company also agreed to pay Mr. Everets' reasonable expenses incurred in his relocation to Boston, up to $50,000 on an after-tax basis.



     Each employment agreement has a three-year term and thereafter will automatically renew from year to year unless either party to such agreement gives notice of intention to terminate the agreement six months in advance of any anniversary. Either party to each employment agreement may terminate it at any time for any reason. In the event of decision not to renew by either party or a termination by the Company which is not "for cause" with respect to either Mr. Everets or Mr. Doherty (or, in the case of Mr. Everets, in the event of termination by Mr. Everets), the Company will pay the employee his base monthly pay plus his maximum monthly bonus for the next 12 months. Upon a termination by the Company which is not "for cause," all of Mr. Everets' stock options will fully vest. Each employee agrees not to compete with the business of the Company while receiving termination payments and to maintain in confidence all of the Company's confidential information.

     If, within three years after a "change of control" of the Company (as defined in each agreement), either the Company terminates Mr. Everets or Mr. Doherty other than "for cause" or the employee terminates his employment due to a "change in employment" (as defined in each agreement): the Company will pay the employee his base monthly pay plus the maximum monthly bonus for 24 months; the non-compete provisions will no longer apply; the employee's stock options will fully vest; and normal employee benefits will continue for 12 months. If, within three years after a "change of control", the employee terminates his employment for any reason other than a "change in employment," the Company will pay the employee his base monthly pay plus the maximum monthly bonus and normal employee benefits for 12 months.

  Rene Lefebvre


     During 1994, the Company entered into an employment agreement with Rene Lefebvre. The Company agreed to pay Mr. Lefebvre a base annual salary of $125,000 as well as a bonus of up to 50% of base salary at the discretion of the Chief Executive Officer and subject to approval of the Compensation Committee of the Board. The Company also granted to Mr. Lefebvre options for 30,000 shares of Common Stock at a price of $3.5625 per share, which was the fair market value of a share of Common Stock on the date of grant.



     The employment agreement has a three-year term and thereafter will automatically renew from year to year unless either party to such agreement gives notice of intention to terminate the agreement 60 days in advance of any anniversary. Either party to Mr. Lefebvre's employment agreement may terminate it at any time for any reason. The Company is obligated to pay Mr. Lefebvre's salary for three months after termination, if it does not renew the agreement, and for six months after termination, if it otherwise terminates his employment without cause. Mr. Lefebvre has agreed not to compete with the business of the Company while receiving severance payments and to maintain in confidence all of the Company's confidential information.



     In the event of a "change of control" of the Company (as defined in his agreement), Mr. Lefebvre's stock options will fully vest.


COMPENSATION OF DIRECTORS


     The Company pays each non-employee director a fee of $5,000 per annum plus $2,500 per annum for each committee of the Board on which he or she serves and $500 for each meeting attended. In addition, the Company reimburses directors for their travel expenses incurred in attending meetings of the Board or its committees. If the 1995 Stock Incentive Plan is approved by the stockholders, each non-employee director will be granted 1,000 non-qualified stock options on the 30th day following each annual meeting of stockholders during the term of such plan. SEE "PROPOSAL FOUR -- APPROVAL OF 1995 STOCK INCENTIVE PLAN."



REPORT OF THE COMPENSATION COMMITTEE



     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee") currently consisting of Dollie A. Cole, J. Kermit Birchfield and Samuel P. Cooley, all of whom are independent, non-employee directors.



     The Committee has primary responsibility for analyzing the compensation of executive officers of the Company, establishing performance goals for executive officers, making recommendations to the full Board with respect to such compensation, and administering the Company's stock option plans.



     Each of the Chairman of the Board and Chief Executive Officer (the "Chairman") and the other two executive officers has an employment agreement which provides for base cash compensation, an annual performance-based bonus and an award of stock options. (See the section entitled "Employment Agreements" for a description of the terms of such agreements.) In determining the terms of the employment agreements which it has offered to the Company's executive officers, the Committee has sought to balance the base cash compensation with a performance bonus and options, the value of which are tied to the performance of the Company. The employment agreements for the Chairman and the other two executive officers do not provide for any increase in base cash compensation during the term of such agreements.



     The base cash compensation levels for the Chairman and other executive officers were established by the Committee based upon a number of factors including the prior experience of the executive officer and the obstacles to attracting experienced managers to HPSC because of the Company's weakened financial status at the time each employment agreement was executed. The Committee established the base cash compensation for the Chairman at a level that was within 3% of the mean base salary for chief executive officers of multiple business line leasing companies with gross leasing portfolios of $100 million to $500 million, based on information contained in the then most recent
(1992) Wage & Compensation Survey of the Equipment Leasing Association of
America.



     In recommending bonuses for the Chairman and other executive officers for the fiscal year ended December 31, 1994, the Committee reviewed the incentive plan goals that it had established, including financial and overall performance criteria. Among the factors that the Committee considered in establishing bonuses were the following: (i) the overall financial performance of the Company, particularly in terms of its achieving the revenue goals that were established in the Business Plan of the Company prepared in 1993; (ii) the Company's transition from a "captive" finance company to a diversified, "open-market" finance company; (iii) the Company's success in obtaining bank and asset securitization financing on favorable terms; (iv) the Company's repurchase of a large block of its shares from the secured creditors of Healthco International, Inc.; (v) the Company's success in hiring and retaining sales personnel; and (vi) other positive developments in the Company's business. The Committee also considered the contribution of each executive officer to the performance of the Company, the responsibilities of each executive officer in connection with this performance, the importance of the individual to the future growth and profitability of the Company, cash compensation levels of competitors in the industry (many of these competitors are included in the equipment leasing industry surveys referred to in this report) and the success of the management team in achieving the Company's short-term and long-term goals. Although all of these factors were considered by the Committee in exercising its judgment as to compensation levels for the Chairman and other executive officers, no precise formula was used to weigh the relative importance of such factors.


     No options were granted to executive officers of the Company in 1994, except to Mr. Lefebvre pursuant to the terms of his employment agreement described in the section entitled "Employment Agreements".

     Based on information contained in the 1994 Leasing Industry Wage & Compensation Survey of the Equipment Leasing Association, the Committee believes that cash compensation of the Chairman and the other executive officers for fiscal year 1994 was at or near the median of the range of cash compensation paid by the Company's competitors in the industry.

     None of the compensation paid to any executive officer in fiscal year 1994 is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, which precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation of certain executive officers in excess of $1 million.


                                            Compensation Committee

                                            Dollie A. Cole, Chair
                                            J. Kermit Birchfield
                                            Samuel P. Cooley

PERFORMANCE GRAPH


     SEC rules require that the Company present a line graph comparing cumulative total shareholder return for HPSC over a period of five years, assuming reinvestment of dividends, with a broad equity market index and either a published industry index or an index made up of peer companies selected by the Company. The broad equity market index selected by the Company for inclusion in the graph is the Russell 2000 Index, an index of 2,000 public companies with relatively small market capitalization, as compared with the companies included in other available broad equity market indices. For its second comparative index, the Company was unable during 1993 to locate a published industry index of companies that management regarded as comparable to HPSC, so the Company prepared its own index (the "Old Custom Index") of five publicly-owned state commercial banks that were of similar market capitalization to the Company, ranging in size from approximately $7 million to approximately $18 million market capitalization. During the last year, information on another company in the equipment leasing field became publicly available, and one of the peer issuers in the Old Custom Index ceased reporting its stock price as a result of its November 1993 bankruptcy filing. The Company has accordingly modified the Old Custom Index to include both the newly reporting equipment leasing company and one other corporation in the equipment leasing business and to exclude the bank that is in bankruptcy proceedings. The Company believes that the modified index (the "New Custom Index") provides a more meaningful comparison because it includes two companies in similar lines of business to the Company in addition to several financial services institutions with roughly similar market capitalizations to that of the Company.

     Set forth below is a graph comparing, over a five-year period beginning December 31, 1989, the cumulative total return for the Company, the Russell 2000 Index and both the Old and New Custom Index. Management does not believe the comparison accurately portrays current management's performance because, as part of its long-term business plan, the Company was required to focus its efforts in 1994 upon recovering from the effects of the bankruptcy of Healthco International, Inc. (see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") and making the transition to an open-market finance company, rather than upon short-term profitability.




MEASUREMENT PERIOD                                           OLD CUSTOM          NEW CUSTOM
(FISCAL YEAR COVERED)       HPSC INC.       RUSSELL 2000       INDEX               INDEX
DEC-89                        $100             $100             $100                $100
DEC-90                        $ 37             $ 80             $ 70                $ 65
DEC-91                        $ 38             $118             $ 59                $ 67
DEC-92                        $ 48             $139             $ 51                $ 75
DEC-93                        $ 45             $166             $ 53                $ 71
DEC-94                        $ 50             $163             $ 28                $ 60



The Old Custom Index includes: BSD Bancorp (through 12/31/93), First City Bancorp, Professional Bancorp, Redwood Empire Bancorp (added fourth quarter 1991, began trading 9/26/91), and San Francisco Company -- Class A (formerly Bank of San Francisco Company). BSD Bancorp declared bankruptcy on November 4, 1993; there was no trading volume in BSD Bancorp during 1994.



The New Custom Index includes: AT&T Capital Corp. (added fourth quarter 1993, began trading 7/28/93), First City Bancorp, Professional Bancorp, Redwood Empire Bancorp (added fourth quarter 1991, began trading 9/26/91), San Francisco Company -- Class A and Trans Leasing International Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH HEALTHCO INTERNATIONAL, INC. AND REPURCHASE OF SHARES FORMERLY HELD BY HEALTHCO


     Until Healthco International, Inc. ("Healthco") filed for bankruptcy on June 9, 1993, Healthco referred to the Company substantially all of the Company's financing business. Healthco was a leading distributor of merchandise, equipment and services to dentists and institutional providers of dental care. Healthco also provided certain sales and related services to the Company as well as certain management, data processing, and administrative services to the Company.


     Healthco also owned 1,949,182 shares of the Company's Common Stock, which it had pledged to certain of its secured creditors (the "Secured Creditors") and, as a result of the bankruptcy of Healthco, the Secured Creditors and the Company made certain claims against each other for monies due.

     During 1994, HPSC replaced substantially all of the business that was previously referred to it by Healthco with business from other vendors and now provides for itself the sales, management, data processing and administrative services previously provided by Healthco.


     Also, the Company entered into a Purchase and Sale Agreement with the Secured Creditors as of November 1, 1994 pursuant to which the Company and certain individual investors agreed to acquire the shares of the Company's Common Stock pledged to the Secured Creditors and to resolve all claims between the Company and the Secured Creditors. The total consideration to be paid under the Purchase and Sale Agreement was $9 million, $4.5 million to be paid at closing and $4.5 million to be paid in the form of a six-month promissory note, secured by the shares of Common Stock purchased by the Company. On
December 30, 1994, the Company and the Secured Creditors closed the transactions provided for in the Purchase and Sale Agreement. The Company acquired 1,225,182 shares of its Common Stock, subject to the pledge of those shares to the Secured Creditors. Individual investors acquired the remaining 724,000 shares. Mutual releases of claims were exchanged at the closing; however, the release of the Secured Creditors' claims against HPSC, if any, is contingent upon the Company's repayment in full of the promissory note.

                  PROPOSALS TWO AND THREE -- AMENDMENTS TO THE
              RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY

GENERAL


     On March 8, 1995, the Board of Directors unanimously approved proposed amendments to the Restated Certificate of Incorporation of the Company (the "Certificate") to classify the Board of Directors
(the "Classification Proposal") and to prohibit action by written consent of stockholders (the "Consent Proposal") and voted to recommend that the stockholders of the Company approve such amendments (collectively, the "Proposed Amendments"). The Classification Proposal would: (1) classify the Board of Directors into three approximately equal classes, with one class being elected each year; (2) provide that directors may be removed only for cause and only with the approval of the holders of at least 75% of the shares entitled to vote for the election of directors; (3) provide that any vacancy or newly created directorship on the Board of Directors shall be filled exclusively by vote of the remaining director(s) then in office, even if such remaining director(s) constitute(s) less than a quorum, and such vacancy or newly created directorship shall not be filled by the stockholders; and (4) increase the stockholder vote required to amend or repeal, or to adopt any provision inconsistent with, the foregoing amendments from a majority to 75% of the voting power of the Company. The Consent Proposal would: (1) prohibit action by written consent of stockholders; and (2) increase the stockholder vote required to amend or repeal, or adopt any provision inconsistent with, the foregoing amendment from a majority to 75% of the voting power of the Company. The forms of the Proposed Amendments are set forth as Exhibits A-1 and A-2.



     The Classification Proposal and the Consent Proposal are being presented separately to stockholders of the Company for approval. As more fully discussed below, the Board of Directors believes that approval of the Proposed Amendments is in the best interest of the Company and its stockholders.



     The Board believes that companies can be and are acquired and that changes in control of companies can and do occur at prices below realistically achievable levels when boards do not have in place measures to require an acquiror to negotiate with the Board or to pay the highest price. With stockholder approval, many companies have established classified boards as just such a measure. Although it is possible for such measures to be misused to resist reasonable takeover actions, there are fiduciary conduct standards to prevent such misuse. The Proposed Amendments are not in response to any efforts of which the Company is aware to accumulate the Company's stock or to obtain control of the Company. As discussed under "Potential Effects of the Classification Proposal," the Board is proposing the Classification Proposal based on its belief that, if adopted, the Classification Proposal, by making it more difficult and time-consuming to change majority control of the Board, may discourage a potential acquiror from accumulating stock of the Company or from attempting a takeover or other transaction that poses an actual or threatened change in control of the Company without negotiating with the incumbent Board. In addition, the Classification Proposal may provide greater assurance of continuity of the Board's composition and policies and better enable the Board to protect the interests of the remaining stockholders in the event that an acquiror shall acquire a substantial amount of the Company's stock through a takeover bid or in some other manner that, in the opinion of the Board, is undesirable. The Board is proposing the Consent Proposal because it believes that all stockholders of the Company will benefit from a requirement that all stockholder decisions be made at a duly-called meeting of stockholders. Otherwise, as is currently the case, a single stockholder or small group of stockholders holding as little as 51% of the voting power of the Company could take action by written consent without providing all stockholders notice of, and an opportunity to participate in, the particular decision in question. The Board of Directors does not presently contemplate recommending to the stockholders any further measures that would affect a potential acquiror's ability to change control of the Company. Descriptions of possible anti-takeover effects of certain other provisions of Delaware law applicable to the Company as well as provisions currently in the Certificate, by-laws and certain agreements to which the Company is a party are set forth below under the heading "Current Anti-Takeover Mechanisms Available to HPSC."


     The following summary descriptions of the Proposed Amendments are not intended to be complete and are qualified in their entirety by reference to the complete texts of the amendments, which appear as Exhibits A-1 and A-2. Stockholders are urged to read carefully the following sections of this proxy statement, which describe the Proposed Amendments and their potential effects, and Exhibits A-1 and A-2 hereto, which set forth the full text of the Proposed Amendments, before voting on the Proposed Amendments.



     The Board of Directors has conditionally approved conforming and implementing amendments to the Company's by-laws (the "By-Laws"); each By-Law amendment will become effective only upon the effectiveness of the corresponding amendment to the Certificate contained in the Proposed Amendments. These By-Law amendments are set forth in Exhibits B-1 and B-2 to this proxy statement.



     The Board of Directors of the Company by unanimous vote has approved and urges a vote FOR approval of the Classification Proposal and the Consent Proposal.


CLASSIFICATION PROPOSAL


  Description of the Classification Proposal



     Size of the Board of Directors. The By-Laws currently provide that the Board of Directors shall consist of between three and fifteen persons and that the number of directors will be fixed at each annual meeting of stockholders and may be increased or decreased at any time by the Board or the stockholders. Pursuant to the Classification Proposal, the Certificate would provide that the Board shall consist of not fewer than three nor more than twelve members, with the exact number of directors to be fixed, within those limitations, by the vote of a majority of the entire Board. By providing that the Board of Directors fixes the size of the Board, together with the provisions discussed below regarding the filling of vacancies on the Board, it may be more difficult for a potential acquiror, or even a majority stockholder, to obtain control of the Board by enlarging the number of authorized directors and filling the newly created directorships. Consequently, this provision, together with other provisions of the Classification Proposal, may have the effect of making a change of control of the Company more difficult.



     Classification of the Board. At present, the By-Laws provide that all of the Company's directors are elected at each annual meeting to serve until the next annual meeting. Under the laws of the State of Delaware, where the Company is incorporated, a corporation may provide in its certificate of incorporation (or by-laws, if adopted by a vote of the stockholders) that its directors be divided into classes, with each class to be elected for periods of from one to three years. The Classification Proposal provides that the Board of Directors be divided into three classes, Class I, Class II and Class III, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term (after initial transition terms of one and two years for Class I and Class II, respectively).



     If the Classification Proposal is adopted, two of the directors elected at the 1995 Annual Meeting of Stockholders will be elected to Class I for one year, three will be elected to Class II for two years, and three will be elected to Class III for three years, as set forth under "PROPOSAL ONE -- NUMBER AND ELECTION OF DIRECTORS." The members of each class would hold office until their successors have been duly elected and qualified or until such member's death, resignation or removal. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified or until such director's death, resignation or removal.

     Directors of the Company are now elected by a plurality of the votes cast in an election of directors at any annual or special meeting of the Company's stockholders. Approval of the Classification Proposal will have the effect of making it more difficult for the entire Board of Directors to be changed abruptly without the approval or cooperation of incumbent directors. Although adoption of a classified board would also make it more difficult for stockholders to replace a majority of directors even if they are dissatisfied with the performance of incumbent directors, the stockholders would retain the power to remove the directors for cause, subject to the vote of the holders of at least 75% of the shares entitled to vote. Although there has been no problem in the past with the continuity or stability of the Board, the Board believes that the longer time period necessary to elect a majority of a classified board will help to assure the future continuity and stability of the Company's affairs and policies.



     Vacancies and Removal of Directors. Currently the By-Laws provide that vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by the stockholders at any meeting or by written consent or by a majority of the directors then in office. The Classification Proposal specifies that vacancies and newly created directorships shall be filled exclusively by vote of a majority of the directors then in office, and not by the stockholders. In addition, the Classification Proposal would provide, as required by Delaware law, that any director so appointed would hold office for a term expiring at the annual meeting at which the term of the class to which such director had been appointed expires (rather than at the next annual meeting, as is currently the case). The Classification Proposal also provides that no reduction in the size of the Board will shorten the term of an incumbent director.


     Currently, the By-Laws provide that directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. However, Delaware law stipulates that unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. The Classification Proposal would specify that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 75% of the voting power of the Company's stock.


     The provisions of the Classification Proposal relating to the removal of directors and the filling of vacancies would preclude the holders of less than 75% of the voting power of the Company's stock from removing incumbent directors even with cause, and would entirely preclude the stockholders from removing incumbent directors without cause and from changing control of the Board by filling vacancies created by the removal of directors. Moreover, the provision that newly created directorships shall be filled exclusively by the Board would prevent any stockholder seeking majority representation on the Board from obtaining such representation simply by enlarging the Board and filling the new directorships created thereby.



     Amendment and Repeal. Under Delaware law, amendments to a certificate of incorporation require the approval of both the board of directors and the holders of stock representing a majority of the voting power entitled to vote thereon. Delaware law also permits provisions in a certificate of incorporation that require a greater vote than otherwise required by law for any corporate action. With respect to such supermajority provisions, Delaware law requires that any amendment, alteration or repeal of such provisions be approved by an equally large supermajority vote. In addition, Delaware law permits a certificate of incorporation to require a supermajority vote to amend or repeal provisions which themselves do not require a supermajority vote. As permitted by these provisions of Delaware law, the Classification Proposal, if adopted, would require the affirmative vote of holders of at least 75% of the voting power of the Company's stock for the amendment or repeal of, or the adoption of any provision inconsistent with, the amendments to the Certificate which form a part of the Classification Proposal. Accordingly, if the Classification Proposal is approved, stockholders having the same percentage of voting power as that required to adopt the amendment would not have sufficient voting power to amend or repeal the amendment at a later date. The requirement of an increased stockholder vote would prevent a stockholder or stockholders with less than 75% of the voting power of the Company from avoiding the requirements of these provisions simply by repealing them.

  Potential Effects of the Classification Proposal


     If adopted, the Classification Proposal may discourage certain types of transactions, described below, that involve an actual or threatened change in control of the Company. The Classification Proposal may make it more difficult and time-consuming to change majority control of the Board of Directors, thereby reducing the vulnerability of the Company to an offer to take control of the Company that is not negotiated with and approved by the incumbent Board. The Classification Proposal may also enable the Board to protect the interests of the other stockholders in the event that an acquiror obtains a substantial amount of the Company's stock through a takeover bid or in some other manner that the Board believes is undesirable.



     Third parties often accumulate substantial stock positions in public companies as a prelude to proposing a takeover or restructuring or sale of all or part of the target company or other similar extraordinary corporate action. Such actions frequently are undertaken by the third party without advance notice to or consultation with management of the target company. In many cases, the potential acquiror seeks representation on a company's board of directors in order to increase the likelihood that its proposal will be implemented by the target company. If the company resists such efforts to obtain representation on its board, the potential acquiror may commence a proxy contest or a consent solicitation to have its nominees elected to the board in place of certain directors or to replace the entire board. In some cases, the potential acquiror may not truly be interested in taking over the target company, but instead may use the threat of a proxy fight, consent solicitation and/or a takeover bid as a means of obtaining for itself a special benefit that might not be available to all of the target company's stockholders, such as forcing the company to repurchase the potential acquiror's equity position at a substantial premium over market price. The Company's shareholders' rights plan, described below under "Current Anti-Takeover Mechanisms Available to HPSC," may deter an acquiror from acquiring more than 15% of the Company's stock, but is largely ineffective against a proxy contest or a consent solicitation, either of which is often used as an alternative to a takeover bid by an acquiror intent upon gaining control of a target company. For example, the shareholders' rights plan contains no mechanism to prevent a bidder from purchasing a number of shares just under 15% and then commencing a proxy fight or a consent solicitation to unseat the target company's board, although the plan would prohibit directors affiliated with or designated by the acquiror from voting to redeem the rights granted under the plan.



     The Board of Directors believes that in the situations described above, the imminent threat of its removal curtails its ability to negotiate effectively with a purchaser by depriving the Board of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best transaction is obtained.



     Takeovers or changes in the composition of the Board of Directors or management of the Company that are proposed and effected without prior consultation and negotiation with the Board are not necessarily detrimental to the Company and its stockholders, however. Adoption of the Classification Proposal may impair the ability of stockholders to change the composition of the Board of Directors and to benefit from a transaction that the incumbent Board opposes, even if a majority of the stockholders deem such transaction to be in their best interests. The Classification Proposal could also have the effect of discouraging a third party from making a tender offer at a price representing a control premium over then prevailing trading prices. The Board of Directors, however, believes that the benefits of seeking to protect its ability to negotiate with the proponent of a takeover proposal outweigh the disadvantages of discouraging such proposals.



     The adoption of the Classification Proposal would make more difficult or discourage a proxy contest or a consent solicitation, the assumption of control by a holder of substantial stock or the removal of the incumbent

Board of Directors, even if the only reasons for the removal or change were the performance or nonperformance of the director(s). The Classification Proposal, therefore, could have the effect of entrenching incumbent management. At the same time, the Classification Proposal would help ensure that, if confronted by a proposal from a third party who has recently acquired a significant equity interest in the Company, the Board of Directors will have sufficient time to review the proposal, to consider appropriate alternatives to the proposal, to seek a premium price for the stockholders and to reject and defend against the proposal if the Board should determine that such action is in the best interest of the Company and the stockholders.



     The adoption of a classified Board is also expected to benefit the Company by encouraging continuity of management and stability of leadership and policies. New directors will be given an opportunity to become familiar with corporate affairs and will be able to gain from the experience of co-members of the Board who have served for longer than one-year terms. Although no problems have been experienced by the Company in the past with respect to the continuity and stability of leadership and policy, the adoption of a classified Board of Directors would decrease the likelihood of such problems in the future. Once the classified Board becomes fully operative, in the absence of a director's death, resignation or removal, a minimum of approximately two-thirds of the directors at any time will have had prior experience on the Board, and it would require at least two annual meetings of stockholders instead of one, as at present, to effect a change in the majority control of the Board.



     The Classification Proposal is consistent with the rules of the National Association of Securities Dealers, under whose NASDAQ system the Company's Common Stock is traded, and is permitted under Delaware law.


CONSENT PROPOSAL


     Description of the Consent Proposal


     The Board of Directors proposes to amend the Certificate to add a new provision to require that stockholder action may be taken only at an annual or special meeting and to prohibit stockholder action by written consent. Unless otherwise provided in the Certificate, Delaware law permits any action required or permitted to be taken by stockholders to be taken without a meeting, without prior notice and without stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the number of votes necessary to authorize such action at a meeting of stockholders. Currently, the Certificate does not contain any provisions regarding stockholder consent actions and the By-Laws provide that action may be taken by written consent. Consequently, unless the Consent Proposal is approved, persons holding a majority interest in the Company could take significant corporate action without giving other stockholders notice or the opportunity to vote.


     As discussed above under the heading "Description of Classification Proposal -- Amendment and Repeal," Delaware law permits a certificate of incorporation to require a supermajority vote to amend or repeal provisions which themselves do not require a supermajority vote for corporate action. As permitted by these provisions of Delaware law, the proposed amendments relating to actions by written consent would require the affirmative vote of holders of at least 75% of the voting power of the Company's stock for the amendment or repeal of, or the adoption of any provision inconsistent with, such proposed amendments. Accordingly, if this proposal is approved, stockholders having the same percentage of voting power as that required to adopt it would not have sufficient voting power to amend or repeal the amendment at a later date. The requirement of an increased stockholder vote is designed to prevent a stockholder or stockholders controlling less than 75% of the voting power of the Company from avoiding the requirements of these provisions simply by repealing them.

     Potential Effects of the Consent Proposal



     The Consent Proposal, by prohibiting stockholder action by written consent, would require that notice of and the opportunity to participate in any proposed stockholder action be given to all stockholders of the Company who are entitled to vote on that particular matter. Such notice would enable the stockholders to take action, including judicial action, in order to protect their interests.



     In addition, the elimination of stockholder action by written consent may prevent untimely action in a context where stockholders might not have the full benefit of the knowledge, advice and participation of the Company's management and the Board of Directors. In the event of a proposed acquisition of the Company, for example, the interests of stockholders may best be served by a transaction that results from negotiations based on careful consideration of the proposed terms. Although there can be no certainty as to the result of any particular negotiations, adoption of the Consent Proposal may tend to promote negotiations concerning any proposed acquisition of the Company, by giving the Board greater bargaining power.



     Any provision in the Company's Certificate that effectively requires a potential acquiror to negotiate with the Company's management and Board of Directors, however, could be characterized as increasing management's and the Board's ability to retain their positions with the Company and to resist a transaction that may be deemed advantageous by certain stockholders.



     The elimination of action by written consent also may deter acquisitions of the Company's stock and may delay, deter or impede stockholder action not approved by the Board of Directors. Such actions may include stockholder attempts to obtain control of the Board, unsolicited tender offers or other efforts to acquire control of the Company. The Consent Proposal may impede or delay, at least until the next regularly scheduled annual meeting (and, if the Classification Proposal is approved, beyond such meeting), the initiation or consummation of significant business transactions, such as reorganizations, mergers, or recapitalizations, that are opposed by the Board of Directors even though sought by a majority of the stockholders.



CURRENT ANTI-TAKEOVER MECHANISMS AVAILABLE TO HPSC



Authorized but Unissued Stock



     HPSC currently has 5,000,000 shares of authorized but unissued shares of preferred stock, $1.00 par value ("Preferred Stock"). Subject to certain restrictions in the Certificate, the Board of Directors may issue one or more series of Preferred Stock with such rights, preferences and limitations as are not inconsistent with certain general terms of the Preferred Stock contained in
Article 4 of the Certificate. The availability for issuance of shares of Preferred Stock could enable the Board to impede a change in control of the Company, including by the issuance of warrants or rights to acquire preferred stock in order to discourage or defeat unsolicited stock accumulation programs and acquisition proposals.



Stockholders' Rights Plan



     The Company adopted a preferred stock purchase rights plan (the "Rights Plan") in August 1993, pursuant to which the Board of Directors declared a dividend of one preferred stock purchase right ("Right") for each share of the Company's Common Stock outstanding on or after August 13, 1993. The Right entitles the holder to purchase one one-hundredth of a share of Series A Preferred Stock, which fractional share is substantially equivalent to one share of Common Stock, at an exercise price of $20.00. The Rights will not be exercisable or transferable apart from the Common Stock until the earlier to occur of (1) 10 days following a public announcement that a person or affiliated group has acquired 15 percent or more of the outstanding Common Stock (such person or group, an "Acquiring Person"), or (2) 10 business days after an announcement or commencement of a tender offer which would result in a person or group's becoming an

Acquiring Person, subject to certain exceptions. The Rights beneficially owned by the Acquiring Person and its affiliates become null and void upon the Rights becoming exercisable.

     If a person becomes an Acquiring Person or certain other events occur, each Right entitles the holder, other than the Acquiring Person, to purchase Common Stock (or one one-hundredths of a share of Series A Preferred Stock, in the discretion of the Board of Directors) having a market value of two times the exercise price of the Right. If the Company is acquired in a merger or other business combination, each exercisable Right entitles the holder, other than the Acquiring Person, to purchase Common Stock of the acquiring company having a market value of two times the exercise price of the Right.


     At any time after a person becomes an Acquiring Person and before the acquisition by such person of 50% or more of the outstanding Common Stock, the Board of Directors may direct the Company to exchange the Rights held by any person other than an Acquiring Person at an exchange ratio of one share of Common Stock per Right. The Rights may be redeemed by the Company, subject to approval of the Board of Directors excluding directors designated by or affiliated with the acquiror under certain circumstances, for one cent per Right in accordance with the provisions of the Rights Plan. The Rights have no voting or dividend privileges.



     The Rights Plan may have certain anti-takeover effects, including (1) increasing the cost of a takeover through the potential exercise of Rights in the Company; (2) deterring substantial accumulations of stock by any one party or group by triggering the exercise of Rights upon the mere accumulation of 15% or more of the Company's Common Stock; (3) creating substantial uncertainty in the pricing of a tender offer and/or nonnegotiated business combination since it cannot be determined how many shares will initially be tendered and how many will remain with exercisable Rights following an offer; (4) providing bargaining power to the Board of Directors by making a nonnegotiated acquisition extremely difficult and/or expensive; and (5) delaying a potential bid by inducing a suitor first to make a proposal to the Company, thereby affording time for the Board of Directors to negotiate a better deal, to seek out possible other acquirors, to assemble a higher bid or to respond otherwise to the proposal.



  ESOP and SESOP



     The Company established an employee stock ownership plan ("ESOP") in December 1993 as a retirement vehicle for the benefit of all eligible employees. It also established a supplemental employee stock ownership plan ("SESOP") in July 1994 for the benefit of all ESOP participants, including highly compensated employees of the Company who would otherwise not be entitled to have the same percentage contribution made to the ESOP on their behalf as the other employees of the Company due to contribution limits under the Internal Revenue Code of 1986, as amended. The ESOP and the SESOP hold 300,000 and 350,000 shares of Common Stock, respectively. The Company has made contributions to the ESOP with respect to fiscal 1993 in the amount of $114,293 (including interest) and 28,280 shares have been allocated to the accounts of HPSC employees. No contributions have yet been made to the ESOP with respect to fiscal 1994. No contributions have been made to date under the SESOP. Messrs. Everets and Doherty are the trustees of the ESOP and the SESOP and are entitled under the terms of each plan to vote shares which have not been allocated to employee accounts. These shares could be voted to defeat proposals made by stockholders which are adverse to the interests of management. On the other hand, the ERISA fiduciary standards governing the ESOP require that the plan be maintained for the exclusive benefit of the employee participants and not of the company sponsor. State law fiduciary standards impose comparable restrictions on the trustees of the SESOP. Accordingly, the trustees' voting decisions would be scrutinized to determine if they were in the best interest of the participants and not merely an attempt to entrench management.

  Change of Control Provisions



     Under the terms of the Company's 1994 Option Plan and certain options granted to directors and officers under the terminated 1983 Stock Option Plan and the 1986 Stock Option Plan, holders of options may exercise those instruments immediately upon the occurrence of certain events, such as the transfer, during any two-year period, of a majority of the issued and outstanding shares of the Common Stock to a person who did not own 10% of such stock at the beginning of the two-year period, a change in composition of a majority of the Board of Directors in any one-year period, or a liquidation, sale of assets, or merger of the Company in which the Company does not survive. Additionally, the ESOP provides for immediate vesting of all of the shares of Common Stock allocated to the accounts of plan participants and the SESOP provides for immediate allocation of all unallocated shares, full vesting and distribution of such shares to plan participants upon the occurrence of certain events described in the preceding sentence. The employment agreements of each of Messrs. Everets and Doherty also provide for certain continuing payment obligations of the Company upon a change of control, as discussed above under "EXECUTIVE COMPENSATION -- Employment Agreements." The proposed 1995 Stock Incentive Plan also contains certain change of control provisions discussed below under "PROPOSAL FOUR -- APPROVAL OF THE 1995 STOCK INCENTIVE PLAN -- Change in Control". Such payment obligations in each of the benefit plans and agreements described above would make it more expensive for a potential acquiror to acquire the Company, or to change control of the Board of Directors, and might discourage efforts to do so.



  Other Provisions



     The By-Laws set forth certain procedures and time limitations for nominations for election to the Board of Directors. Neither the Certificate nor the By-Laws contain any other provisions which management believes have an anti-takeover effect. Under Delaware law, the certificate of incorporation of any corporation may provide for cumulative voting by stockholders in all elections of directors. Neither the Certificate nor the By-Laws provide for cumulative voting.



  Section 203 of the Delaware General Corporation Law



     Under Section 203, as applicable to the Company, certain "business combinations" (defined generally to include (1) mergers or consolidations between a Delaware corporation and an interested stockholder
(as defined below) and (2) transactions between a Delaware corporation and an interested stockholder involving the assets or stock of such corporation or its majority-owned subsidiaries, including transactions that increase the interested stockholder's percentage ownership of stock) between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an interested stockholder (defined generally as a stockholder who becomes a beneficial owner of 15 percent or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (1) before the date such stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding voting stock owned by officers who are also directors and voting stock held in employee benefit plans in which the employees have a confidential right to tender or vote stock held by the plan), or (3) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. By imposing a three-year moratorium on mergers and certain other business combinations between the interested stockholder and the Company in certain circumstances, Section 203 may discourage an acquiror wishing to acquire a target company through a business combination from targeting the Company. On the other hand, Section 203 contains numerous exceptions in which the three-year moratorium will not apply and, accordingly, is unlikely to provide complete protection to the Company against an unwanted acquisition.


VOTE REQUIRED FOR APPROVAL


     The Classification Proposal and the Consent Proposal are being presented separately to the Stockholders. Adoption of each of the Classification Proposal and the Consent Proposal requires the affirmative vote by the holders of a majority of the outstanding shares of the Company's Common Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH THE CLASSIFICATION PROPOSAL AND THE CONSENT PROPOSAL. UNLESS THE STOCKHOLDER INSTRUCTS OTHERWISE, PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED IN FAVOR OF BOTH PROPOSALS, AND MAY BE VOTED IN FAVOR OF ADJOURNMENT OF THE MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES WITH RESPECT TO THE PROPOSALS IF SUFFICIENT VOTES IN FAVOR OF THE PROPOSALS HAVE NOT BEEN RECEIVED.


           PROPOSAL FOUR -- APPROVAL OF THE 1995 STOCK INCENTIVE PLAN


     The Board of Directors adopted the 1995 Stock Incentive Plan (the "1995 Plan") on March 8, 1995, subject to stockholder approval, to provide for grants of stock options and other stock-based awards. The 1995 Plan is intended to provide an opportunity for certain key employees as well as non-employee directors of the Company and its subsidiaries to acquire an ownership interest in the Company, thereby aligning their interests with those of the Company's stockholders. Adoption of the 1995 Plan will also enhance and maintain the Company's ability to attract, retain and motivate key employees, including salespersons, whose efforts will be important to the Company's future success and prosperity.



     The Company presently has only 155,000 shares available for option grants under its two existing stock option plans, the 1986 Stock Option Plan and the 1994 Stock Option Plan, as well as 71,855 shares available for purchase under its Stock Purchase Plan (all three such plans, the "Prior Plans"). The Board believes that additional shares should be made available to give the Company maximum flexibility in providing appropriate incentives to key personnel. Upon stockholder approval of the 1995 Plan, the Prior Plans will be terminated and none of the 226,855 shares reserved under the Prior Plans will be available for option grants or purchases thereunder, although previous option grants and stock purchases will be unaffected.



     The text of the 1995 Plan is attached to this proxy statement as Exhibit C. The following summary does not purport to be complete and is qualified in its entirety by reference to the 1995 Plan.



GENERAL



     The 1995 Plan permits the Company to grant (1) performance-based restricted stock and (2) stock options (both non-qualified stock options ("NSOs") and incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")).



Administration



     The 1995 Plan is administered by the Compensation Committee of the Board of Directors
(the "Committee"), whose members are "outside directors" under proposed regulations promulgated under Section 162(m) of the Code and are "disinterested persons" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee determines which key employees of the Company and its subsidiaries are eligible to participate in the 1995 Plan and the amounts, times, forms, terms and conditions of grants under the 1995 Plan within the limitations established by the 1995 Plan. With respect to executive officers, the Committee intends to approve specifically any grant of stock options or restricted stock. With respect to others, the Committee intends to administer the 1995 Plan (1) by establishing guidelines for the grant of stock options or restricted stock for those who are not executive officers, so that the Chief Executive Officer of the Company can determine which key employees of the Company and its subsidiaries are eligible to participate in the Plan and grant options or restricted stock to those employees consistent with those guidelines and (2) by specifically approving any grants of stock options or restricted stock that are outside of the guidelines.



Eligible Participants



     Under the proposed 1995 Plan, all executive officers (currently 3), all non-employee directors
(currently 5) and other key employees (currently approximately 47) would be eligible to participate and to receive stock options and, for all persons other than non-employee directors, restricted stock awards, based on their performance and that of the Company.



Number of Shares



     Subject to adjustment in the event of any change in the capital structure of the Company, the maximum aggregate number of shares that may be issued under the 1995 Plan is 550,000 shares. No more than 200,000 shares of restricted Common Stock or options to purchase Common Stock may be awarded to an individual participant in any one year. For any participant, the aggregate fair market value of stock subject to ISOs that are first exercisable in any calendar year may not exceed the limits established therefor from time to time under Section 422 of the Code.



     Any shares subject to an option or restricted stock award that for any reason expires or is terminated unexercised as to such shares and any shares withheld or reacquired by the Company pursuant to withholding, forfeiture or repurchase rights will be available again for distribution under the 1995 Plan. In addition, any shares previously acquired under the 1995 Plan that are transferred to the Company to pay any portion of the purchase price for additional shares acquired under the 1995 Plan will again be available for distribution under the 1995 Plan.



     The closing price of the Company's Common Stock as reported by the NASDAQ National Market System on March 22, 1995 was $5.00.



Restricted Stock



     Within the limitations described below, the Committee will determine when restricted stock will be granted and all of the other terms and conditions of a grant (or delegate such determination, as described under "Administration" above). The Committee may determine whether, and to what extent, any consideration other than the services of the participant must be paid for the restricted stock. Shares of restricted stock will be held in escrow by the Company in certificate or book-entry form. The participant will receive all of the benefits of ownership with respect to such shares including the rights to vote the shares and to receive dividends; provided, however, that so long as the restrictions are in effect, (1) the shares may not be sold, hypothecated or otherwise disposed of, (2) if the participant's employment is terminated without cause by the Company or by reason of death or disability, and if the First Installment Multiple described below is not met within four months after the termination date, the participant shall forfeit to the Company all such shares (or, if the First Installment Multiple is met, but the Second Installment Multiple is not met by the end of such four-month period, the participant shall forfeit to the Company 50% of such shares) for no consideration other than the price, if any, paid for such stock by the participant and (3) if the participant voluntarily terminates his employment or is terminated by the Company with cause, the participant shall forfeit to the Company all such shares (or, if only the First Installment Multiple has been met at such time,

50% of such shares) as of the termination date for no consideration other than the price, if any, paid for such stock by the participant.



     All restricted stock granted under the 1995 Plan will remain subject to the restrictions on transfer and right of the Company to repurchase described in the previous paragraph unless, during the five-year period after such grant (the "Five-Year Period"), the Common Stock achieves specified multiples of its value on the date of grant. At such time as the closing price of the Common Stock as reported on the NASDAQ National Market System (the "Market Price") for a consecutive 10-day period equals or exceeds 134.175% (the "First Installment Multiple") of the Market Price on the date of grant of the restricted stock award, the restrictions described above will lapse as to one-half of the restricted shares awarded. At such time as the Market Price for a consecutive 10-day period equals or exceeds 168.35% (the "Second Installment Multiple") of the Market Price on the date of grant of the restricted stock award, the restrictions described above will lapse as to the second half of the restricted shares. All restrictions will lapse upon a change in control of the Company, as described below. If the First Installment Multiple with respect to a grant of restricted stock is not achieved within the Five-Year Period, the participant shall forfeit to the Company all such stock for no consideration other than the price, if any, paid for such stock by the participant. If the First Installment Multiple has been achieved but the Second Installment Multiple has not been achieved within the Five-Year Period, the participant shall forfeit to the Company one-half of such stock for no consideration other than the price, if any, paid for such stock by the participant. The Second Installment Multiple represents the annual compound return (including dividends) of the Standard and Poor's 500 stock index for the period January 1, 1970 through December 31, 1994, compounded over the Five-Year Period; the First Installment Multiple represents one-half of such increase.


     Each award will be evidenced by a written agreement between the Company and the person to whom the award is made, setting forth the performance goals described above and the period within which such goals must be met. No restrictions will be released until the Committee certifies that the applicable performance levels have been satisfied. Distribution of earned restricted stock will be made as soon as practicable after the expiration of the applicable performance period. The Committee will require participants to surrender sufficient restricted shares to pay applicable withholding taxes, and such surrendered shares shall become available again for distribution under the 1995 Plan.

Stock Options

     Award Agreement. The Committee will determine the terms of stock option awards under the 1995 Plan (or delegate such determination, as described under "Administration" above). Options granted under the 1995 Plan may be ISOs, NSOs, or any combination thereof. Each award will be evidenced by a written agreement between the Company and the person receiving the stock option. The agreement will specify the option price, the expiration date of the option, the number of shares for which the option is exercisable, any conditions to the exercise of the option, such as continued employment, and such other terms and conditions as the Committee in its sole discretion shall determine.


     Option Price. The option exercise price may not be less than, in the case of ISOs, the Market Price of the Common Stock on the date of option grant, or, in the case of NSOs, 85% of the Market Price of the Common Stock on the date of grant; provided that if no Market Price is established on the date of grant of an option, the applicable Market Price shall be the last Market Price established prior to the date of grant. The participant is not required to pay any consideration for the grant of a stock option under the 1995 Plan.



     Option Exercise. Options may be exercised at such times and subject to such restrictions and conditions, including, without limitation, restrictions based on the passage of time or the achievement of performance goals, as are determined by the Committee. All stock options shall become fully exercisable upon a change in control of the Company, as described below. Options granted under the 1995 Plan will expire at the earliest of (1) ten years after the date of grant, (2) six months after termination of employment due to death or disability, (3) three months after termination of employment for any other reason except termination for cause, and (4) immediately upon termination of employment for cause. An option may be exercised under the 1995 Plan by providing written notice to the Company specifying the number of shares of Common Stock to be purchased and providing payment to the Company. Generally, the option price shall be paid in full in cash, or in the discretion of the Committee, by tendering shares of Common Stock of the Company with a fair market value equal to the exercise price of the option shares to be purchased. Certificates for the shares purchased on the exercise of an option will be issued only upon payment in full of the option price. The Committee will require participants to surrender sufficient shares acquired pursuant to the option to pay applicable withholding taxes, and such surrendered shares shall become available again for distribution under the 1995 Plan.



     Automatic Stock Option Grants to Non-Employee Directors. Members of the Company's Board of Directors who are not employees of the Company or its subsidiaries will receive an annual grant under the 1995 Plan of NSOs to purchase 1,000 shares of Common Stock, subject to adjustment in the event of a change in the capital structure of the Company. These grants will be made at the conclusion of each regular annual meeting of the Company's stockholders to non-employee directors who will continue to serve on the Board thereafter. The exercise price will be equal to the Market Price of the Common Stock on the date of grant. The NSOs will be exercisable immediately upon the date of grant. The NSOs will expire at the earliest of (1) ten years after the date of grant, (2) six months after the termination of the director's service due to death or disability, (3) three months after the termination of the director's service for any other reason except termination for cause, and (4) immediately upon the termination of the director's service for cause.


Nontransferability

     Options and restricted stock granted pursuant to the 1995 Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution, and options may be exercised, during the lifetime of the participant, only by the participant.

Change in Control


     The 1995 Plan provides that in the event of a change in control of the Company, all stock options granted thereunder shall become fully exercisable and vested and the restrictions applicable to any outstanding grants of restricted stock shall lapse and such shares shall become fully vested.


     For purposes of the 1995 Plan, the term "change in control" is defined as
(1) the acquisition, directly or indirectly, of at least 20 percent of the outstanding securities of the Company by a person other than the Company or an employee benefit plan of the Company, (2) a greater than one-third change in the composition of the Board over a period of 24 months (if such change was not approved by a majority of the existing directors), (3) certain mergers and consolidations involving the Company, (4) a liquidation of the Company or (5) a sale of all or substantially all of the Company's assets. The term "change in control" does not include a reincorporation of the Company in a different state and certain other transactions.

Amendment or Termination


     The 1995 Plan will automatically terminate on March 8, 2005. The board of directors may terminate the 1995 Plan at any time before that date and may make such changes in the 1995 Plan as it deems advisable, except that stockholder approval shall be sought for changes that would require stockholder approval under Rule 16b-3 promulgated under the Exchange Act or Sections 162(m) or 422 of the Code.


Federal Tax Consequences

     Restricted Stock. A recipient of restricted stock will have ordinary taxable income equal to the excess of the fair market value of the shares at the time if and when the share restrictions lapse over the amount (if any) paid by the recipient for such restricted stock. Under current federal tax law, however, the employee may elect to include as ordinary income for the year of the award the fair market value of the shares on the grant date over the amount (if any) paid by the recipient for such restricted stock. The restrictions on the shares will not affect fair market value for purposes of such an election. If the election is made, the recipient will not incur additional tax liability until the sale or disposition of the shares, when any gain or loss will be a capital gain or loss. If the shares are forfeited following such an election, the recipient obtains no tax benefit with respect to the forfeiture or prior tax payment, but will be able to claim a capital loss deduction equal to the difference (if any) between the sum of the amount (if any) paid for the shares plus the taxable income recognized at the time of the election minus the amount (if any) received upon the forfeiture. The Company is entitled to a federal tax deduction in the same amount and at the same time as the employee realizes ordinary income.

     Stock Options. The grant of a stock option creates no income tax consequences to the participant or the Company. Upon the exercise of a NSO, the participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the shares purchased (as of the exercise date) over the option price. The Company will be entitled to a deduction in the same amount and at the same time. Any gain or loss upon subsequent sale of the shares will be a capital gain or loss.


     Upon exercising an ISO, a participant has no taxable income (except that the alternative minimum tax may apply), and the Company receives no deduction, provided that the employment requirements specified in Section 422 of the Code are satisfied. If the participant holds the stock acquired upon exercise for the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss equal to the difference between the option exercise price and any amount realized on the disposition. The Company is allowed no deduction. The statutory holding period is the later of two years from the grant date or one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the option. If a participant disposes of shares acquired by the exercise of an ISO before expiration of the holding period (a "disqualifying disposition"), then the amount of ordinary income taxable to the participant is the lesser of (1) the fair market value of the Common Stock on the exercise date less the option exercise price, and (2) the amount realized on disposition less the option exercise price. The Company will be entitled to a deduction in the same amount and at the same time.


Other Limitations on Income Tax Deduction


     Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total individual compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Company exceeds $1,000,000 in any one year. The Company can preserve the deductibility of certain compensation in excess of $1,000,000, however, provided that it complies with conditions imposed by Section 162(m) of the Code, including the payment of performance-based compensation pursuant to a plan approved by stockholders. The 1995 Plan is designed to provide the Company flexibility and the opportunity to qualify certain aspects of compensation as performance-based compensation under Section 162(m) of the Code, should the Company at some time in the future pay consideration that is subject to Section 162(m).


     The foregoing summary of the effects of federal income taxation upon the employee and the Company with respect to awards under the 1995 Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code and the regulations thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside or the Company may be subject to taxation.


Benefits under Superseded Plans



     As a result of the discretionary nature of the 1995 Plan, it is not possible to determine who the participants in such Plan will be, or the number of options or other awards to be received by any person or group under such Plan. The Committee may, in its discretion, grant stock options or make restricted stock awards to eligible participants under the 1995 Plan before the Annual Meeting, subject to approval of the 1995 Plan by the stockholders at the Annual Meeting. If approved by the stockholders, the 1995 Plan will supersede the Prior Plans.

The following table sets forth information with respect to the grant of options under the two superseded stock option plans to each of the executive officers, to all current executive officers as a group, to all non-executive directors as a group, and to all other employees as a group, during the last fiscal year.



                                                      NUMBER OF SHARES       VALUE OF IN-THE-
                                                     UNDERLYING OPTIONS      MONEY OPTIONS ON
                NAME AND POSITION                         GRANTED            MARCH 22, 1995(1)
--------------------------------------------------  --------------------     -----------------
John W. Everets...................................       -0-                     $-0-
  Chairman of the Board and
  Chief Executive Officer
Raymond R. Doherty................................       -0-                      -0-
  President and Chief Operating Officer
Rene Lefebvre.....................................          30,000                  43,125
  Chief Financial Officer,
  Vice President of Finance and Treasurer
All current Executive Officers as a group (3
  persons)........................................          30,000                  43,125
Non-Executive Director Group (6 persons)..........       -0-                      -0-
Non-Executive Officer Employee Group (47
  persons)........................................         160,000                 204,375


---------------

(1) An "in-the money" option is an option for which the option price of the underlying stock is less than the March 22, 1995 market price; the value shown reflects stock market appreciation since the date of the granting of the option.



VOTE REQUIRED FOR APPROVAL



     The affirmative vote of the holders of a majority of all outstanding shares present or represented at the meeting and entitled to vote thereon is required to approve the adoption of the 1995 Plan, provided that the number of votes cast for and against the 1995 Plan must exceed 50% of the number of shares entitled to vote thereon. See "Quorum and Voting Procedures" below. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE 1995 PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


    PROPOSAL FIVE -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS


     Coopers & Lybrand L.L.P. have acted as the Company's independent accountants since 1976 and have been selected to act as the Company's independent public accountants for the current year, subject to ratification by vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. Representatives of that firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                         PROPOSALS OF SECURITY HOLDERS


     Any proposal of a stockholder intended to be presented at the 1996 Annual Meeting of Stockholders must be received at the corporate headquarters of the Company not later than Monday, November 28, 1995 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.


                          QUORUM AND VOTING PROCEDURES

     The By-Laws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at a meeting of stockholders of the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum. Abstentions are counted as present for purposes of determining the existence of a quorum.


     With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Because amendment of the Restated Certificate of Incorporation for the Classification Proposal and the Consent Proposal requires the approval of a majority of the outstanding shares entitled to vote thereon, abstentions on those proposals will have the effect of a negative vote. Abstentions on the proposal for approval of the 1995 Plan will have the same effect because such proposal requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the National Association of Securities Dealers (NASD) that govern brokers using the NASD's automated quotation system (NASDAQ), brokers who hold shares in street name generally do not have the authority to vote on any items unless they have received instructions from beneficial owners. If the broker is also a member of a national securities exchange, however, NASD rules permit the broker to vote shares held in street name in accordance with the rules of the exchange. For instance, under the rules of the New York Stock Exchange, brokers who do not receive instructions are entitled to vote on the election of directors, but not with respect to the amendments to the Restated Certificate of Incorporation or approval of the 1995 Plan. Under applicable Delaware law, a broker non-vote will have the same effect as a vote against the proposed amendments to the Restated Certificate of Incorporation or the proposal for approval of the 1995 Plan, and will have no effect on the outcome of the election of directors.



     Under Section 160(c) of the Delaware General Corporation Law, the 1,225,182 shares of Common Stock purchased by the Company from Healthco International, Inc. are not entitled to vote on any matters coming before the Annual Meeting or to be counted for quorum purposes.



                                 OTHER MATTERS


     The Company's management knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any such other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in respect to any such business in accordance with their best judgment.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by the use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company requests individuals, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                            By Order of the Board of Directors

                                            DENNIS W. TOWNLEY
                                            Secretary

March 28, 1995

                                  EXHIBIT A-1

   Proposed Amendment to the Company's Restated Certificate of Incorporation
        Relating to the Establishment of a Classified Board of Directors

10.

     (a) The number of Directors that shall constitute the entire Board of Directors of this corporation shall be not less than three (3) nor more than twelve (12), subject to the provisions of this Article 10. The exact number of Directors shall be fixed, within the foregoing limitations, by the vote of a majority of the entire Board of Directors.

     (b) The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III, which shall be as nearly equal in number as possible; provided, however, that the number of Directors in any one class may not exceed the number of Directors in any other class by more than one. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1996; each initial Director in Class II shall hold office until the annual meeting of stockholders in 1997 and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1998. Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     (c) In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


     (d) Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled exclusively by the affirmative vote of a majority of the remaining Directors then in office
(and not by stockholders), even if such remaining Directors constitute less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is duly elected and qualified or until his death, resignation or removal.


     (e) Any Director may be removed from office only for cause, and only upon the affirmative vote of the holders of at least seventy-five (75%) of the voting power of the corporation's stock.

     (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by this corporation having a preference over the common stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal and other features of such directorships shall be governed by the terms of Article 4 and the resolution or resolutions establishing such class or series adopted pursuant thereto and such Directors so elected shall not be divided into classes pursuant to this Article 10 unless expressly provided by such terms.

     (g) Notwithstanding anything contained in this Certificate of Incorporation or the corporation's By-Laws to the contrary, this Article 10 and Sections 2, 3, 5 and 6 of Article II of the corporation's By-Laws shall not be altered, amended, or repealed, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class (it being understood that for the purposes of this Article 10, each share shall have one vote except as otherwise provided in accordance with Article 4).

                                  EXHIBIT A-2

   Proposed Amendment to the Company's Restated Certificate of Incorporation
      Relating to the Prohibition of Stockholder Action by Written Consent

11.

     (a) All actions taken by stockholders shall be taken only at an annual or special meeting of stockholders. No action by stockholders may be taken by written consent or otherwise without a meeting.

     (b) Notwithstanding anything contained in this Certificate of Incorporation or the corporation's By-Laws to the contrary, this Article 11 and Section 11 of
Article I of the corporation's By-Laws shall not be altered, amended or repealed, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the corporation entitled to vote generally in the election of Directors, voting together as a single class.

                                  EXHIBIT B-1

                  Proposed Amendment to the Company's By-Laws
        Relating to the Establishment of a Classified Board of Directors

             (Deletions of existing language are noted in brackets;
                additions of proposed language are underlined.)


                                   ARTICLE II


                                   DIRECTORS

     Section 1. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

     Section 2. Number of Directors. The Board of Directors shall consist of [not less than 3 nor more than 15 persons] a number within the limits set forth in Article 10 of the corporation's Certificate of Incorporation. The number of Directors shall be fixed [by the stockholders at the annual meeting, and may be increased or decreased by the stockholders or the Board of Directors at any time,] by the vote of a majority of the entire Board of Directors in each case within the limits set forth in Article 10 of the corporation's Certificate of Incorporation. Any increase or decrease in the authorized number of Directors shall be governed by the provisions of Section 5 below.


     Section 3. Election, Classes and Tenure. [Each Director shall be elected by plurality vote of the stockholders at the annual meeting or as provided in
Section 5 of this Article II. Each Director shall serve until the date fixed in these By-Laws for the next annual meeting of stockholders after his election and thereafter until his successor is elected and qualified, or until his earlier resignation or removal.] The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible; provided, however, that the number of Directors in any one class shall not exceed the number of Directors in any other class by more than one. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1996; and each initial Director in Class II shall hold office until the annual meeting of stockholders in 1997; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1998. Notwithstanding the foregoing provisions of this Section 3, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Notwithstanding the provisions of Sections 2, 3, 5 and 6 of this Article II, whenever the holders of any one or more classes or series of stock issued by the corporation having a preference over the common stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal and other features of such directorships shall be governed by the terms of Article 4 of the corporation's Certificate of Incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto and such Directors so elected shall not be divided into classes pursuant to this Article II unless expressly provided by such terms.


     Section 4.  Qualification.  No Director must be a stockholder.

     Section 5. Vacancies and Newly Created Directorships. [Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by the stockholders at any meeting or by written consent, by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. When one or more Directors shall resign from the board, effective at a future date, a majority of Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies by vote to take effect when such resignation or resignations shall become effective.] In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal in number as possible. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled exclusively by the affirmative vote of a majority of the remaining Directors then in office (and not by stockholders), even if such remaining Directors constitute less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is duly elected and qualified or until his death, resignation or removal.

     Section 6. Removal. [Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of the shares then entitled to vote at an election of the Directors.] Any Director may be removed from office only for cause, and only upon the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the corporation's stock.

     Section 7. Resignation. Any Director of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the Chairman or Secretary of such committee. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 8. Annual Meeting. Immediately after each annual meeting of stockholders and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice.

     Section 9. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that, if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent Director pursuant to Section 11 of this
Article II.

     Section 10. Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board (if any), the President, or by any two Directors, and shall be held at the place and on the date and hour designated in the call thereof.

     Section 11. Notices. Notices of any special meeting of the Directors shall be given by the Secretary or an Assistant Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least 48 hours before the meeting or by sending to him at least 48 hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. In the absence of all such officers, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director who has waived notice (a) in writing executed by him before or after the meeting and filed with the records of the meeting, or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Directors need not specify the business to be transacted at or the purpose of the meeting.

     Section 12. Quorum. At any meeting of the Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may adjourn such meeting, provided that all absent Directors receive or waive notice pursuant to Section 11 of Article II of any such adjournment that exceeds four business days.

     Section 13. Action at Meeting. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by vote of a majority of those present and voting, unless a different vote is required by law, the Certificate of Incorporation, or these By-Laws.

     Section 14. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 15. Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.

     Section 16. Place of Meetings. The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Delaware.

     Section 17. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors.

     Section 18. Committees. (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property or assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation. Such a committee may, to the extent expressly provided in the resolution of the Board of Directors, have the power or authority to declare a dividend or to authorize the issuance of stock.

     (b) At any meeting of any committee, a majority of the whole committee shall constitute a quorum and, except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-Laws, the affirmative vote of at least a majority of the members present at a meeting at which there is a quorum shall be the act of the committee.

     (c) Each committee, except as otherwise provided by resolution of the Board of Directors, shall fix the time and place of its meetings within or without the State of Delaware, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.


                                  EXHIBIT B-2

                  Proposed Amendment to the Company's By-Laws
      Relating to the Prohibition of Stockholder Action by Written Consent

             (Deletions of existing language are noted in brackets;
                additions of proposed language are underlined.)

                                   ARTICLE I

                                  STOCKHOLDERS

Section 10.  Record Date.


     [(a)] In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action [other than stockholder action by written consent], the Board of Directors may fix a record date which shall not precede the date such record date is fixed and shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any such other action. If no record is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose [other than stockholder action by written consent] shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.



     [(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record or other person seeking to take corporate action by written consent or to have the stockholders authorize action to be taken by written consent, shall, by written notice to the Secretary of the corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date upon which such a request is received, adopt a resolution fixing a record date. If a request for the fixing of a record date is not made and received by the Secretary prior to the delivery of a written consent to the corporation in accordance with 8 Del. C. sec. 228(c), the Board of Directors shall promptly, but in all events within ten days after the date on which such a consent is delivered to the corporation in accordance with 8 Del. C. sec. 228(c), adopt a resolution fixing a record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received or within 10 days of the date on which such consent is delivered, whichever is earlier, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which such a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with 8 Del. sec. 228(c). If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.]


Section 11.  Action by [Written Consent] Stockholders.



     [(a) Any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice to the stockholders and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.



     (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with Subsection (a) of this Section. Consents may be revoked by written notice (i) to the corporation,
(ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the corporation (the "Soliciting Stockholders"), or (iii) to a proxy solicitor or other agent designated by the corporation or the Soliciting Stockholders.



     (c) Within three business days after receipt of a request for the fixing of a record date, as required by Subsection (b) of Section 10 of Article I, or after delivery of a consent in accordance with Subsection (a) of this Section, whichever is earlier, the Board of Directors or the Secretary of the corporation may engage inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. Any cost of retaining inspectors of election shall be borne by the corporation. Consents and revocations shall be delivered to the inspectors upon receipt by the corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspector shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. Within three business days after the earlier of: (i) 60 days after the date of the earliest dated consent delivered to the corporation in the manner provided in Subsection (a) of this Section or (ii) notification by the corporation or the Soliciting Stockholders (whichever is soliciting consents) stating that the corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been delivered in accordance with Subsection (a) of this Section, the inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents;
(iv) the number of invalid consents; (v) the number of invalid revocations; and
(vi) whether, based on the preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.



     The corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspector's issuance of the preliminary report, the preliminary report shall become final. If the corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspector's preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors within 48 hours of the receipt of such written notice. A transcript of the challenge session shall be recorded by a certified court reporter. Within 24 hours following the completion of the challenge session, the inspectors shall issue their final report to the Soliciting Stockholders and the corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.]


All actions taken by stockholders shall be taken only at an annual or special meeting of stockholders in accordance with the provisions of this Article I. No action by stockholders may be taken by written consent or otherwise without a meeting.

                                   EXHIBIT C

                                   HPSC, INC.

                           1995 STOCK INCENTIVE PLAN
                               As adopted 3/8/95

     1. Purpose; Restrictions. The purpose of this HPSC, Inc. 1995 Stock Incentive Plan (the "Plan") is to advance the interests of HPSC, Inc., a Delaware corporation (the "Company"), and of its shareholders by strengthening the ability of the Company to attract, retain and motivate key employees of the Company or any present or future Subsidiary1 of the Company (the Company and all such Subsidiaries shall be collectively referred to as the "Company Group") by providing such employees with an opportunity to purchase or receive as bonuses stock of the Company and to attract, retain and motivate non-employee directors of the Company by providing such directors with an opportunity to purchase stock of the Company, thereby permitting such employees and directors to share in the Company's success while aligning their interests with those of the Company's shareholders. It is intended that this purpose will be effected by granting (i) incentive stock options ("Incentive Options"), which are intended to qualify under the provisions of Section 422 of the Code, and non-statutory stock options ("Nonqualified Options"), which are not intended to meet the requirements of
Section 422 of the Code and which are intended to be taxed upon exercise under
Section 83 of the Code (both Incentive Options and Nonqualified Options shall be collectively referred to as "Options") and (ii) restricted stock awards that are subject to performance-vesting requirements ("Restricted Stock Awards").

     Notwithstanding the foregoing, no Incentive Options shall be granted under this Plan unless this Plan shall have been approved by the stockholders of the Company within twelve (12) months after the Effective Date.

     2. Effective Date. This Plan was adopted on March 8, 1995, which is also the Effective Date of the Plan.

     3. Stock Covered by the Plan. Subject to adjustment as provided in Sections 9 and 10 below, the shares that may be made subject to Options or Restricted Stock Awards under this Plan ("Shares") shall not exceed in the aggregate 550,000 shares of the common stock, $.01 par value, of the Company ("Common Stock"). Any Shares subject to an Option or Restricted Stock Award which for any reason expires or is terminated unexercised as to such Shares and any Shares withheld or reacquired by the Company pursuant to withholding, payment, forfeiture or a repurchase right hereunder may again be the subject of an Option or Restricted Stock Award under the Plan. The Shares purchased or issued under the Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.


     4. Administration. This Plan shall be administered by the Compensation Committee of the Board (the "Committee"); provided that each of the members of the Committee shall be a person who in the opinion of counsel to the Company is
(i) a "disinterested person" as such term is used in Rule 16b-3 promulgated under the Exchange Act and (ii) an "outside director" as such term is used in proposed regulation Section 1.162.27(e)(3) under Section 162(m) of the Code. The Committee shall have authority, subject to the express provisions of the Plan, to construe the Plan and the respective Options, Restricted Stock Awards, and related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine, within the limits of the Plan, the amounts, times, forms, terms, conditions and status (as Incentive or Nonqualified Options) of the respective Options, Restricted Stock Awards, and related agreements (other than the terms and conditions of Director Options set forth in Section 5(b)), and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan.


---------------

     1 Capitalized terms not otherwise defined herein are defined in Section 12 below.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Restricted Stock Award, or related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

     Notwithstanding the foregoing, the Committee shall have authority to establish guidelines for the grant of Options and Restricted Stock Awards to key employees of the Company Group who are not executive officers of the Company and to delegate to the Company's chief executive officer authority to grant Options and Restricted Stock Awards, within such guidelines, to such eligible non-executive key employees.

     No member of the Committee and no delegate of the Committee shall be liable for any action or determination under the Plan taken or made in good faith.

     5.  Eligible Recipients; Automatic Grants to Non-Employee Directors.

     (a) Key Employees. Subject to the restrictions of this Plan, Options and Restricted Stock Awards may be granted to such key employees of the Company Group ("Employees"), including without limitation directors of the Company who are Employees, as are selected by the Committee or (except as to Employees who are Company executive officers) by the Committee's delegate pursuant to Section 4 above (an "Employee Participant" or a "Participant").

     (b) Non-Employee Directors. Subject to the restrictions of this Plan, Nonqualified Options will be granted annually pursuant to this Section 5(b) to each director of the Company who is a director on the date of grant and who is not an Employee ("Non-Employee Directors"). Each Non-Employee Director who is such at the conclusion of any regular annual meeting of the Company's stockholders while this Plan is in effect and who will continue to serve on the Board thereafter (a "Director Participant" or, unless the context otherwise requires, a "Participant") shall receive on such date a Nonqualified Option to purchase 1,000 Shares, subject to adjustment as provided in Section 10 below (a "Director Option"). Each Director Option shall be subject to the following terms and conditions:


          (i) Price. The purchase price per Share payable upon the exercise of a Director Option shall be one hundred percent (100%) of the Market Price per Share on the date of grant of the Director Option.



          (ii) Exercise. Each Director Option shall be exercisable for the full amount or for any part thereof immediately on the date of grant. Any unexercised portion of a Director Option may be subsequently exercised for the full amount or for any part thereof at any time and from time to time (until exhausted) prior to the expiration or other termination of the Option.



          (iii) Expiration. Each Director Option shall terminate and may no longer be exercised upon the earliest of (1) ten years after the date of grant, (2) six months after termination of the Participant's Service due to death or Disability, (3) three months after termination of the Participant's Service for any other reason except termination for cause, and (4) immediately upon termination of the Participant's Service for cause. The Board's good faith determination of whether the termination of a Director Participant's Service was for cause shall be binding for purposes of the Plan.



          (iv) Other Terms. Each Director Option shall be subject to all other terms of the Plan (including without limitation the terms of Sections 7, 9, 10 and 11) except to the extent that such terms are inconsistent with the express provisions of this Section 5(b).


     6. Duration of the Plan. This Plan shall terminate ten years from the Effective Date hereof, unless terminated earlier pursuant to Section 13 below, and no Options or Restricted Stock Awards may be granted or made thereafter.

     7. Terms and Conditions of Options and Restricted Stock Awards. Options and Restricted Stock Awards granted or made under this Plan shall be evidenced by grant forms or agreements in such form and containing such terms and conditions as the Committee or (except as to grants and awards to Employees who are Company executive officers) the Committee's delegate shall determine; provided, however, that such grant forms and agreements shall evidence among their terms and conditions the following:


          (a) Price. The purchase price per Share payable upon the exercise of each Option (other than a Director Option) or the consideration (if any) in addition to services of the Participant required pursuant to each Restricted Stock Award granted or made hereunder shall be determined by the Committee at the time the Option or Restricted Stock Award is granted or made subject to the following restrictions. Subject to Section 7(k)(i), if applicable, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall not be less than one hundred percent (100%) of the Market Price per Share on the day the Incentive Option is granted. The purchase price per Share payable upon the exercise of each Nonqualified Option granted hereunder shall be not less than eighty-five percent (85%) of the Market Price per Share on the date of the grant. Restricted Stock Awards may be issued in consideration of services to be rendered, which shall be valued for such purposes by the Committee. No Share shall be issued for less than its par value, if any, paid in cash, property or services.


          (b) Number of Shares. Each grant or award form or agreement shall specify the number of Shares to which it pertains.

          (c) Performance Vesting and Other Terms of Restricted Stock Awards. All Shares covered by a Restricted Stock Award will be issued promptly after the date of grant of the award, subject to the following terms and conditions:

             (i) Performance Vesting. Such Shares shall remain unvested and subject to the restrictions of this Section 7(c) until such time (if at all) as one or both of the following vesting conditions (the "Vesting Conditions") are met within the period of five years beginning on the date of grant of the Restricted Stock Award (the "Vesting Period").


             The Partial Vesting Condition is met when the closing price of a share of the Common Stock as reported on the NASDAQ National Market System for a consecutive ten-day period equals or exceeds 134.175% of the Market Price of a share on the first day of the Vesting Period. If the Partial Vesting Condition is met for a Restricted Stock Award and the Participant also meets the Service requirement defined below (the "Service Requirement"), fifty percent (50%) of the Shares covered by the award shall thereupon vest in the Participant and the restrictions of this Section 7(c) shall terminate with respect to such vested Shares (but not with respect to the remaining unvested Shares), subject to payment by the Participant of any additional consideration required under the Restricted Stock Award. The Service Requirement is met by continuous Service; provided that if a Participant's Service is terminated by the Company without cause or by reason of death or Disability, the Participant shall be deemed to meet the Service Requirement until the first day of the fifth month following such termination. The Committee's good faith determination of whether the termination of a Participant's Service (other than a Director Participant's Service) was without cause or for cause shall be binding for purposes of the Plan.



             The Full Vesting Condition is met when the closing price of a share of the Common Stock as reported on the NASDAQ National Market System for a consecutive ten-day period equals or exceeds 168.35% of the Market Price of a share on the first day of the Vesting Period. If the Full Vesting Condition is met and the Participant also meets the Service Requirement, the remaining fifty percent (50%) or, if the Partial Vesting Condition was not previously met, then one hundred percent (100%) of the Shares covered by the award shall thereupon vest in the Participant and the restrictions of this Section 7(c) shall terminate, subject to payment by the Participant of any additional consideration required under the Restricted Stock Award.

             Notwithstanding any of the foregoing, if a Change in Control of the Company occurs during the Vesting Period of a Restricted Stock Award and before the date of forfeiture pursuant to this Section 7(c) of Shares covered by the award, all unvested Shares covered by the award shall thereupon vest in the Participant and the restrictions of this Section 7(c) shall terminate, subject to payment by the Participant of any additional consideration required (without regard to the occurrence of a Change in Control) in the Restricted Stock Award.

             (ii) Forfeiture of Unvested Shares. If any Shares covered by a Restricted Stock Award to a Participant remain unvested at the end of the Vesting Period or if any such Shares remain unvested at a time during the Vesting Period when the Participant fails to meet the Service Requirement, such Shares shall thereupon be forfeited to the Company without any further action by the Company or the Participant and for no consideration other than the amount (if any) of cash or other property paid by the Participant for such Shares. A Participant shall be deemed to fail to meet the Service Requirement on the first day of the fifth month following termination of his or her Service without cause or by reason of death or Disability and on the date of termination of his or her Service for any other reason (including, without limitation, termination for cause and any voluntary termination by the participant).

             (iii) Escrow of Unvested Shares. While Shares covered by a Restricted Stock Award remain unvested, they shall be held in escrow by the Company in certificate or book-entry form and they may not be sold, hypothecated, or otherwise disposed of by the Participant or anyone claiming through him or her.

             (iv) Stockholder Rights.  Subject to the restrictions of this
        Section 7(c), each Participant shall enjoy all the benefits of ownership with respect to all Shares covered by a Restricted Stock Award (including the rights to vote such Shares and to receive dividends thereon), regardless of whether such Shares are vested or unvested; provided that all such rights shall immediately cease with respect to any unvested Shares upon the forfeiture of such Shares.

             (v) Other Terms. Each Restricted Stock Award shall be subject to all other terms of the Plan (including without limitation the other terms of this Section 7 and of Sections 9, 10 and 11) and of any form or agreement embodying the award, except to the extent that such terms are inconsistent with the express provisions of this Section 7(c).

          (d) Exercise of Options. Each Option (other than a Director Option) shall be exercisable for the full amount or for any part thereof at such time or at such intervals and in such installments as the Committee (or its delegate, if applicable) may determine at the time it grants such Option; provided, however, that no Option shall be exercisable with respect to any Shares later than ten years after the date of the grant of such Option (or five years in the case of Incentive Options to which Section 7(k)(ii) applies) and provided, further, that each outstanding Option shall become immediately exercisable for the full amount or any part thereof upon the occurrence of a Change in Control of the Company. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which the Option is exercised and accompanied by either (i) payment or (ii) if permitted by the Committee, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with Section 7(e)(ii) below of the amount necessary to pay the aggregate exercise price. With respect to an Incentive Option, the permission of the Committee referred to in clause (ii) of the preceding sentence must be granted at the time the Incentive Option is granted.

          (e) Payment. Payment shall be made in full (i) at the time the Option is exercised, (ii) promptly after the Participant forwards the irrevocable instructions referred to in Section 7(d)(ii) above to the appropriate broker, if exercise of an Option is made pursuant to Section 7(d)(ii) above, or (iii) at the time specified in the Restricted Stock Award if any payment is required pursuant to the Award. Payment shall be made either (I) in cash, (II) by check, (III) if permitted by the Committee (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant), by delivery and assignment to the Company of shares of Company stock having a fair market value (as determined by the Committee) equal to the exercise or purchase price, or (IV) by a combination of one or more of the foregoing methods. If shares of Company stock are to be used to pay the exercise price of an Incentive Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.

          (f) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of an Option or pursuant to a Restricted Stock Award shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options or pursuant to Restricted Stock Awards. Furthermore, to the extent possible, each Participant shall satisfy such obligations by having the Company withhold vested and unrestricted Shares or by delivering to the Company already owned unrestricted Shares, having a value equal to the amount required to be withheld, as determined by the Committee.

          (g) Non-Transferability. No Option or Restricted Stock Award shall be transferable by the Participant otherwise than by will or the laws of descent or distribution, and each Option shall be exercisable during the Participant's lifetime only by the Participant.

          (h) Termination of Restricted Stock Awards and Options. Each Restricted Stock Award shall be subject to the termination and forfeiture provisions of Section 7(c) above. Except to the extent the Committee provides specifically in a grant form or Option agreement for a lesser period (or a greater period, in the case of Nonqualified Options only), each Option (other than a Director Option) shall terminate and may no longer be exercised if the Participant ceases for any reason to render continuous Service, in accordance with the following provisions:


             (i) if the Participant ceases to render Service for any reason other than death, Disability or termination for cause, the Participant may, at any time within a period of three months after the date of such cessation of Service, exercise the Option to the extent that the Option was exercisable on the date of such cessation;



             (ii) if the Participant ceases to render Service because of termination for cause, the Option shall terminate immediately and may no longer be exercised on and after the date of such termination for cause;



             (iii) if the Participant ceases to render Service because of Disability, the Participant may, at any time within a period of six months after the date of such cessation of Service, exercise the Option to the extent that the Option was exercisable on the date of such cessation; and



             (iv) if the Participant ceases to render Service because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of six months after the Participant's death by the person or persons to whom the Participant's rights under the Option pass by will or by the laws of descent or distribution;

     provided, however, that no Option may be exercised to any extent by anyone after the date of its expiration; and provided, further, that Options may be exercised at any time only as to Shares which at such time are available for acquisition pursuant to the terms of the applicable grant form or agreement.

          (i) Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate in the Participant's name for such Shares. A Participant shall have such rights as a stockholder with respect to any Shares covered by a Restricted Stock Award as are provided in
     Section 7(c) above.

          (j) Repurchase of Shares by the Company. Any Shares acquired upon exercise of an Option (other than a Director Option) may in the discretion of the Committee be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the Option grant form or agreement pursuant to which the Shares were acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the Option grant form or agreement pursuant to which the Shares were acquired. Any Shares issued pursuant to a Restricted Stock Award shall be subject to such forfeiture to the Company and to such escrow provisions as are specified in Section 7(c) above and may be subject to such additional repurchase and forfeiture rights and escrow and stock legending provisions as the Committee (in its discretion) may set forth in any form or agreement embodying the award.

          (k) 10% Stockholder. If any Participant to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or Subsidiaries, then the following special provisions shall be applicable:


             (i) The exercise price per Share subject to such Option shall not be less than one hundred and ten percent (110%) of the Market Price of each Share on the date of grant; and


             (ii) The Option shall not have a term in excess of five years from the date of grant.

          (l) Confidentiality Agreements. Each Participant shall execute, prior to or contemporaneously with the grant of any Option or Restricted Stock Award hereunder, the Company's then standard form of agreement, if any, relating to nondisclosure of confidential information, assignment of inventions and related matters.

          (m) Aggregate Limitation. The maximum number of Shares with respect to which any Options and Restricted Stock Awards may be granted under the Plan to any individual during each successive twelve-month period commencing on the Effective Date of the Plan shall not exceed 200,000 shares.

          (n) Right to Terminate. Nothing contained in the Plan or in any Option or Restricted Stock Award granted hereunder shall restrict the right of any member of the Company Group to terminate the employment of any Participant or other Service by the Participant at any time and for any reason, with or without notice. Nothing contained in the Plan or in any Option granted hereunder shall give any Non-Employee Director the right to continue in Service as a director.


     8. Restrictions on Incentive Options. Incentive Options granted under this Plan shall be specifically designated as such and shall be subject to the additional restriction that the aggregate Market Price, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. If an Incentive Option which exceeds the $100,000 limitation of this Section 8 is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Nonqualified

Option pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a Subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.


     9.  Suspension of Rights Prior to a Dissolution, Reorganization,
Etc. Prior to any dissolution, liquidation, merger, consolidation or reorganization of the Company as to which the Company will not be the surviving corporation, or the sale or exchange of substantially all of the Common Stock or the sale of substantially all of the assets of the Company (the "Event"), unless such Event would constitute a Change in Control of the Company, the Board or the Committee may decide to terminate each outstanding Option and Restricted Stock Award. If the Board or the Committee so decides, each Option (including Director Options) and Restricted Stock Award shall terminate as of the effective date of the Event, but the Board or the Committee shall suspend the exercise of all outstanding Options a reasonable time prior to the Event, giving each person affected thereby not less than fourteen days' written notice of the date of suspension, prior to which date such person may purchase in whole or in part the Shares otherwise available to him or her as of the date of purchase. If the Event is not consummated, the suspension shall be removed and all Options and Restricted Stock Awards shall continue in full force and effect, subject to their terms.



     10. Adjustment in Shares. Appropriate adjustment shall be made by the Committee in the maximum number of Shares subject to the Plan and in the number, kind, and exercise or purchase price of Shares covered by outstanding Options and Restricted Stock Awards granted hereunder and in the number and kind of Shares in each Director Option subsequently granted pursuant to Section 5(b) to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Effective Date of the Plan. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Option or issued pursuant to a Restricted Stock Award under the Plan and the number and kind of Shares then subject to Options or Restricted Stock Awards granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder.


     11. Investment Representations; Transfer Restrictions. The Company may require Participants, as a condition of purchasing Shares pursuant to the exercise of an Option or of receiving Shares pursuant to a Restricted Stock Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares for the Participant's own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate (including without limitation confirmation that the Participant is aware of any applicable restrictions on transfer of the Shares, as specified in the by-laws of the Company or otherwise) in order to comply with federal and applicable state securities laws.

     12.  Definitions.

          (a) "Board" means the Board of Directors of the Company.

          (b) "Change in Control" has the meaning defined in Section 14 below.

          (c) "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, and the regulations promulgated thereunder.

          (d) "Committee" has the meaning defined in Section 4 above.

          (e) "Common Stock" has the meaning defined in Section 3 above.

          (f) "Company" and "Company Group" have the meanings defined in Section 1 above.



          (g) "Director Option" has the meaning defined in Section 5(b) above.



          (h) "Disability" has the meaning defined in Section 22(e)(3) of the Code.



          (i) "Effective Date" has the meaning defined in Section 2 above.



          (j) "Employee" has the meaning defined in Section 5(a) above.



          (k) "Event" has the meaning defined in Section 9 above.



          (l) "Exchange Act" means the Securities Exchange Act of 1934, as heretofore and hereafter amended.



          (m) "Incentive Option" has the meaning defined in Section 1 above.



          (n) "Market Price" means the closing price of the Common Stock as reported on the NASDAQ National Market System for the relevant date (or, if such date is not a trading date, or if no trades took place on such date, then such closing price for the last previous trading date or the last previous date on which a trade occurred, as the case may be); provided that if the Common Stock is no longer traded on the NASDAQ National Market System on the relevant date, then the Market Price as of such date shall be as determined by the Board.



          (o) "Non-Employee Director" has the meaning defined in Section 5(b) above.


          (p) "Nonqualified Option" has the meaning defined in Section 1 above.


          (q) "Option" has the meaning defined in Section 1 above.


          (r) "Participant" has the meaning defined in Section 5 above.

          (s) "Plan" has the meaning defined in Section 1 above.

          (t) "Restricted Stock Award" has the meaning defined in Section 1 above.

          (u) "Service" means the performance of work for one or more members of the Company Group as an Employee or service as a Non-Employee Director of the Company.


          (v) "Service Requirement" has the meaning defined in Section 7(c) above.


          (w) "Shares" has the meaning defined in Section 3 above.

          (x) "Subsidiary" has the meaning defined in Section 424(f) of the Code.

          (y) "Vesting Conditions", "Partial Vesting Condition" and "Full Vesting Condition" have the meanings defined in Section 7(c) above.

          (z) "Vesting Period" has the meaning defined in Section 7(c) above.

     13. Termination or Amendment of Plan. The Board may by written action at any time terminate the Plan or make such changes in or additions or deletions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

          (a) that no such termination or amendment shall adversely affect or impair any then outstanding Option or Restricted Stock Award or related agreement without the consent of the Participant holding such Option or Restricted Stock Award or related agreement; and

          (b) that no such amendment which (i) increases the maximum number of Shares subject to this Plan (except to the extent provided in Sections 9 and 10), (ii) materially increases the benefits accruing to Participants,
     (iii) materially modifies the requirements as to eligibility for participation in the Plan,

     (iv) changes any of the terms governing Director Options expressly set forth in Section 5(b) of this Plan, or (v) makes any other change which, pursuant to the Code or regulations thereunder or Section 16(b) of the Exchange Act and the rules and regulations thereunder, requires action by the stockholders may be made without obtaining, or being conditioned upon, stockholder approval; and

          (c) that no such amendment which would change the amount, timing or price of the Director Option grants made to Non-Employee Directors hereunder may be made more often than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the applicable rules and regulations thereunder.

     With the consent of the Participant affected, the Committee may amend outstanding Options or Restricted Stock Awards or related agreements in a manner not inconsistent with the Plan. The Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under
Section 422 of the Code.

     14. Change in Control. A change in control of the Company (a "Change in Control") will occur upon:

          (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of the Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (B) any acquisition by the Company or by any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a consolidation or merger, if, following such consolidation or merger, the conditions described in clauses (i), (ii), and
     (iii) of paragraph (c) of this Section 14 are satisfied; or

          (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least two-thirds of the Board over any period of 24 consecutive months or less; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote or resolution of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


          (c) Adoption by the Board of a resolution approving an agreement of consolidation of the Company with or merger of the Company into another corporation or business entity in each case, unless, following such consolidation or merger, (i) more than 60 percent of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger and/or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Outstanding Company Voting Securities immediately prior to such consolidation or merger in substantially the same proportions as their ownership, immediately prior to such consolidation or merger, of the Common Stock and/or Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation or other business entity resulting from such consolidation or merger and any Person beneficially owning, immediately prior to such consolidation or merger, directly or indirectly, 35 percent or more of the Common Stock and/or Outstanding Company Voting Securities, as the case may
     be) beneficially owns, directly or indirectly, 35 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of its directors (or other persons having the general power to direct the affairs of such entity) and (iii) at least two-thirds of the members of the board of directors (or other group of persons having the general power to direct the affairs of the corporation or other business entity) resulting from such consolidation or merger were members of the Incumbent Board at the time of the execution of the initial agreement providing for such consolidation or merger; provided that any right which shall vest by reason of the action of the Board pursuant to this paragraph (c) shall be divested, with respect to any such right not already exercised, upon (A) the rejection of such agreement of consolidation or merger by the stockholders of the Company or (B) its abandonment by either party thereto in accordance with its terms; or

          (d) Adoption by the requisite majority of the whole Board, or by the holders of such majority of stock of the Company as is required by law or by the Certificate of Incorporation or By-Laws of the Company as then in effect, of a resolution or consent authorizing (i) the dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other business entity with respect to which, following such sale or other disposition, (A) more than 60 percent of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Common Stock and/or Outstanding Company Voting securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation or other business entity and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35 percent or more of the Common Stock and/or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the then outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) and (C) at least two-thirds of the members of the board of directors (or other group of persons having the general power to direct the affairs of such corporation or other entity) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; provided that any right which shall vest by reason of the action of the Board or the stockholders pursuant to this paragraph (d) shall be divested, with respect to any such right not already exercised, upon the abandonment by the Company of such dissolution, or such sale or other disposition of assets, as the case may be.

          A Change in Control shall not occur upon the mere reincorporation of the Company in another state.

                                   HPSC, INC.

P                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
R
O         The undersigned hereby appoints John W. Everets and Raymond R.
X    Doherty or either of them, with full power of substitution, as proxy to
Y represent and to vote as designated on the reverse side all the shares of Common Stock of HPSC, Inc. (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 60 School Street, Boston, Massachusetts on Thursday, May 11, 1995, 9:00 A.M. Eastern Daylight Time or at any adjournment thereof, in respect to all matters which may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS
     PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.  THE BOARD OF
     DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.

          If the undersigned hold(s) any shares in a fiduciary, custodial or joint capacity or capacities this proxy is signed by the undersigned in every such capacity as well as individually.
                                                              -----------
            (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)      SEE REVERSE
                                                                 SIDE
                                                              -----------

/ / PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

                                    (continued from other side)

1. To fix the number of directors at eight and to elect the following nominees Joseph A. Biernat, J. Kermit Birchfield, Louis J. P. Calisti, Dollie A. Cole, Samuel P. Cooley, Raymond A. Doherty, John W. Everets and Thomas M. McDougal.

                               FOR       WITHHELD
                               / /         / /

                                                          MARK HERE
                                                         FOR ADDRESS
/ /______________________________________________        CHANGE AND
   For all nominees except as noted above                NOTE BELOW  / /


2. To amend the Company's Restated Certificate of      FOR    AGAINST   ABSTAIN
   Incorporation to provide for a classified Board     / /      / /       / /
   of Directors.

3. To amend the Company's Restated Certificate of      FOR    AGAINST   ABSTAIN
   Incorporation to prohibit stockholder action by     / /      / /       / /
   written consent in lieu of meeting.
                                                       FOR    AGAINST   ABSTAIN
4. To approve the 1995 Stock Incentive Plan.           / /      / /       / /

5. To ratify the selection of Coopers & Lybrand LLP
   as the Company's independent public accountants     FOR    AGAINST   ABSTAIN
   for the current fiscal year.                        / /      / /       / /

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as you name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.


Signature: ________________________________________ Date: _________________

Signature: ________________________________________ Date: _________________